Exhibit 4.184

Dated 14 November 2014

US$200,000,000
TERM LOAN FACILITY

DRYSHIPS INC.
 as Borrower

THE FINANCIAL INSTITUTIONS
LISTED IN PART B OF SCHEDULE 1
 as Original Lenders

ABN AMRO BANK N.V.
 as Arranger

ABN AMRO BANK N.V.
 as Facility Agent

And

ABN AMRO BANK N.V.
 as Security Agent

FACILITY AGREEMENT
relating to a senior secured bridge loan facility of up to US$200,000,000 to re-finance existing indebtedness under a convertible bond

Watson, Farley & Williams

Index
Clause		Page
		2
	Section 1 Interpretation
1	Definitions and Interpretation	2
	Section 2 The Facility
2	The Facility	18
3	Purpose	18
4	Conditions of Utilisation	18
	Section 3 Utilisation
5	Utilisation	20
	Section 4 Repayment, Prepayment and Cancellation
6	Repayment	22
7	Repayment, Prepayment and Cancellation	22
	Section 5 Costs of Utilisation
8	Interest	25
9	Interest Periods	26
10	Changes to the Calculation of Interest	27
11	Fees	28
	Section 6 Additional Payment Obligations
12	Tax Gross Up, Indemnities and FATCA	29
13	Increased Costs	33
14	Other Indemnities	34
15	Mitigation by the Finance Parties	36
16	Costs and Expenses	37
	Section 7 Representations, Undertakings and Events of Default
17	Representations	39
18	Information Undertakings	43
19	General Undertakings	46
20	Security Cover	56
21	Events of Default	58
	Section 8 Changes to Parties
22	Changes to the Lenders	63
23	Changes to the Borrower	67
	Section 9 The Finance Parties
24	The Facility Agent and the Arranger	68
25	The Security Agent	74
26	Conduct of Business by the Finance Parties	85
27	Sharing among the Finance Parties	85
	Section 10 Administration
28	Payment Mechanics	87
29	Set-Off	90
30	Notices	90
31	Calculations and Certificates	92
32	Partial Invalidity	92
33	Remedies and Waivers	92
34	Settlement or Discharge Conditional	92
35	Irrevocable Payment	92
36	Amendments and Waivers	93
37	Confidentiality	94
38	Counterparts	98
	Section 11 Governing Law and Enforcement
39	Governing Law	99
40	Enforcement	99
Schedule 1 The Parties		100
Schedule 2 Conditions Precedent		103

THIS AGREEMENT is made on 14 November 2014
PARTIES
(1)	DRYSHIPS INC., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, The Republic of the Marshall Islands as borrower (the "Borrower")
(2)	ABN AMRO BANK N.V. as mandated lead arranger (the "Arranger")
(3)	THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as lenders (the "Original Lenders")
(4)	ABN AMRO BANK N.V. as agent of the other Finance Parties (the "Facility Agent")
(5)            ABN AMRO BANK N.V. as security agent for the Secured Parties (the "Security Agent")
BACKGROUND
The Lenders have agreed to make available to the Borrower, in a single advance, a senior secured term loan facility in an amount of up to US$200,000,000 for the purpose stated in Clause 3.1 (Purpose) of this Agreement.
OPERATIVE PROVISIONS

SECTION 1
INTERPRETATION
1	DEFINITIONS AND INTERPRETATION
1.1	Definitions
In this Agreement:
"Affected Lender" has the meaning given to it in Clause 10.2 (Market disruption).
"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company (excluding, in the case of ABN AMRO Bank NM., the State of the Netherlands, Stichting NLFI and their respective Subsidiaries other than the subsidiaries of ABN AMRO Bank N.V.).
"Assignment Agreement" means a certificate in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and relevant assignee.
"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, legalisation or registration.
"Availability Period" means the period from and including the date of this Agreement to and ending on (inclusive) 1 December 2014.
"Available Commitment" means a Lender's Commitment minus:
(a)            the amount of its participation in the outstanding Loan; and
(b)	in relation to any proposed Utilisation, the amount of its participation in the Loan that is due to be made on or before the proposed Utilisation Date.
"Available Facility" means the aggregate for the time being of each Lender's Available Commitment.
"Basel III" means:
(a)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; and
(b)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III";
"Break Costs" means the amount (if any) by which:
(a)	the interest (excluding Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or Unpaid Sum to the last day of the current Interest Period in relation to the Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds
(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.
"Broker" means Deutsche Bank Trust Company Americas or any other financial institution acting in the capacity of a "securities intermediary" (as such term is defined in the UCC) and approved by all the Lenders.
"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Athens, Rotterdam, Amsterdam, Piraeus and New York.
"Charged Property" means all of the assets which from time to time are, or are expressed to be, the subject of the Transaction Security.
"Closing Share Price" means, on any day, the closing share price of the Common Stock on the immediately preceding Trading Day.
"Code" means the US Internal Revenue Code of 1986, as amended.
"Commitment" means:
(a)	in relation to an Original Lender, the amount set opposite its name under the heading "Commitment" in Part B of Schedule 1 (The Parties) and the amount of any other Commitment transferred to it under this Agreement; and
(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.
"Common Stock" means the duly authorised and issued common stock of Ocean Rig with a par value of $0.01 per share.
"Confidential Information" means all information relating to any Transaction Obligor, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:
(a)	any Transaction Obligor or any of its advisers; or
(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Transaction Obligor or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:
(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 37 (Confidentiality); or
(ii)	is identified in writing at the time of delivery as non-confidential by any Transaction Obligor or any of its advisers; or

(iii)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with any Transaction Obligor and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.
"Confidentiality Undertaking" means a confidentiality undertaking in substantially the appropriate form recommended by the LMA from time to time or in any other form agreed between the Borrower and the Facility Agent.
"Control Agreement" means an agreement granting to the Security Agent "control" (as such term is defined in the UCC) with respect to the Securities Account and all financial assets (as such term is defined in the UCC), cash and other property credited thereto from time to time, executed between the Borrower, the Security Agent and the Broker in the agreed form.
"Convertible Bond" means the convertible bond in the principal amount of $700,000,000 issued under an indenture dated 17 November 2009 (as amended from time to time) maturing on 1 December 2014.
"Corresponding Debt" means any amount, other than any Parallel Debt, which the Borrower owes to a Secured Party under or in connection with the Finance Documents.
"Counterparty" means the individual nominated by the Borrower and approved by the Security Agent or any substitute individual acceptable to the Security Agent.
"Counterparty Undertaking" means an irrevocable and unconditional undertaking executed or, as the context may require, to be executed by the Counterparty in favour of the Security Agent in the agreed form.
"CRD IV" means Directive 2013/36/EU of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directive 200 6/48/EC and 2006/29/EC.
"CRR" means Regulation (EU) No. 575/2013 of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012.
"Default" means an Event of Default or a Potential Event of Default.
"Delegate" means any delegate, agent, attorney, co-trustee or other person appointed by the Security Agent.
"Disruption Event" means either or both of:
(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or
(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other, Party:
(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.
"dollars" and "$" mean the lawful currency, for the time being, of the United States of America.
"Earnings" means all dividends, interest and other moneys paid or payable after the date of this Agreement in respect of all or any of the Ocean Rig Shares and all rights accruing at any time to or in respect of all or any of the Ocean Rig Shares (including, without limitation, put and call options, pre-emption rights and any proceeds of sale or other realisation of all or any part of the Ocean Rig Shares).
"Event of Default" means any event or circumstance specified as such in Clause 21 (Events of Default).
"Existing Indebtedness" means, at any date, the outstanding Financial Indebtedness of the Borrower at any relevant time under the Convertible Bond.
"Existing Lender" has the meaning given in Clause 22.1 (Assignment and transfers by the Lenders).
"Extended Tenor" has the meaning given in Clause 6.4 (Extension of facility).
"Extension Date" means either the Initial Maturity Date or the date failing 6 months after the Initial Maturity Date.
"Facility" means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).
"Facility Office" means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.
"FATCA" means:
(a)	sections 1471 to 1474 of the Code or any associated regulations;
(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or
(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.
"FATCA Application Date" means:
(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)	in relation to a "withholdable payment" described in section 1473(1)(A)00 of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or
(c)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2017, or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.
"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.
"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.
"Fee Letter" means any letter or letters dated on or about the date of this Agreement between the relevant Finance Party and the Borrower setting out any of the fees referred to in Clause 11 (Fees).
"Finance Document" means:
(a)	this Agreement;
(b)	any Fee Letter;
(c)	the Securities Account Pledge;
(d)	the Control Agreement;
(e)	the Counterparty Undertaking;
(f)	the Ocean Rig Undertaking;
(g)	any other document (whether or not it creates Security) which is executed as security for, or for the purpose of establishing any priority or subordination arrangement in relation to, the Secured Liabilities; and
(h)	any other document designated as such by the Facility Agent and the Borrower.
"Finance Party" means the Facility Agent, the Security Agent, the Arranger or a Lender.
"Financial Indebtedness" means any indebtedness for or in relation to:
(a)	moneys borrowed;
(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;
(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;
(d)	the amount of any liability in relation to any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;
(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;
(g)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);
(h)	any counter-indemnity obligation in relation to a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and
(i)	the amount of any liability in relation to any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.
"GAAP" means generally accepted accounting principles.
"Group" means the Borrower and its Subsidiaries for the time being and from time to time.
"Holding Company" means, in relation to a person, any other person in relation to which it is a Subsidiary.
"Indemnified Person" has the meaning given to it in Clause 14.2 (Other indemnities).
"Initial Maturity Date" means the earlier of (a) the date falling 12 months after the Utilisation Date and (b) 1 December 2015.
"Initial Ocean Rig Shares" means a number of shares of Common Stock which, on the date falling 3 Business Days prior to the Utilisation Date, have a combined Market Value equal to 300 per cent. of the Loan.
"Interest Period" means, in relation to the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).
"Interpolated Screen Rate" means, in relation to LIBOR for the Loan, any part of the Loan or any Unpaid Sum, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:
(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of the Loan, that part of the Loan or that Unpaid Sum; and
(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of the Loan, that part of the Loan or that Unpaid Sum, each as of the Specified Time on the Quotation Day for the currency of the Loan, that part of the Loan or that Unpaid Sum.
"Lender" means:
(a)	any Original Lender; and
(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 22 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with this Agreement.

"LIBOR" means, in relation to the Loan, any part of the Loan or any Unpaid Sum:
(a)	the applicable Screen Rate; or
(b)	(if no Screen Rate is available for the Interest Period of the Loan, that part of the Loan or that Unpaid Sum), the applicable Interpolated Screen Rate; or
(c)	if:
(i)	no Screen Rate is available for the currency of the Loan, that part of the Loan or that Unpaid Sum); or
(ii)	no Screen Rate is available for the Interest Period of the Loan, that part of the Loan or that Unpaid Sum and it is not possible to calculate an Interpolated Screen Rate for the Loan, that part of the Loan or that Unpaid Sum, the Reference Bank Rate,
as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for dollars for the Loan, that part of the Loan or that Unpaid Sum and for a period equal in length to the Interest Period of the Loan, that part of the Loan or that Unpaid Sum and, if any such rate is below zero, LIBOR shall be deemed to be zero.
"LMA" means the Loan Market Association.
"Loan" means the loan to be made available under the Facility or the aggregate principal amount outstanding for the time being of the borrowing under the Facility.
"Majority Lenders" means:
(a)	If the Loan has not yet been advanced, a Lender or Lenders whose Commitments aggregate more than 66% per cent. of the Total Commitments; or
(b)	at any other time, a Lender or Lenders whose participations in the Loan aggregate more than 66% per cent. of the amount of the Loan then outstanding or, if the Loan has been repaid or prepaid in full, a Lender or Lenders whose participations in the Loan immediately before repayment or prepayment in full aggregate more than 66% per cent. of the Loan immediately before such repayment.
"Mandatory Cost" means any cost calculated by the Facility Agent pursuant to Clause 14.3 (Mandatory Cost).
"Margin" means during the period commencing:
(a)	on (and including) the Utilisation Date and ending on the date falling 3 months thereafter (the "First Date"), 5 per cent. per annum;
(b)	on (and including) the first day falling after the First Date and ending on the date falling 3 months thereafter (the "Second Date"), 6.75 per cent. per annum;
(c)	on the first day falling after Second Date and ending on the date falling 3 months thereafter (the "Third Date"), 7.75 per cent. per annum; and
(d)	on the first day falling after the Third Date and ending on the Initial Maturity Date, 8.75 per cent. per annum.
"Margin Readjustment Date" has the meaning given in Clause 8.5 (Readjustment of Margin).

"Market Disruption Event" has the meaning given in Clause 10.2 (Market disruption).
"Market Value" means, in relation to the Ocean Rig Shares, the market value thereof determined in accordance with paragraph (a) of Clause 20.3 (Value of security).
"Maturity Date" means either:
(a)	the Initial Maturity Date; or
(b)	if the tenor of the Loan is extended pursuant to Clause 6.4 (Extension of facility), the date falling 6 months after the Initial Maturity Date or, as the case may be, the date falling 12 months after the Initial Maturity Date.
"Material Adverse Effect" means a material adverse effect on:
(a)	the business, operations, property, condition (financial or otherwise) or prospects of any Transaction Obligor (save for the Counterparty); or
(b)	the ability of any Transaction Obligor (save for the Counterparty) to perform its obligations under any Finance Document; or
(c)	the validity or enforceability of, or the effectiveness or ranking of any Security granted or intended to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.
"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:
(a)	(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;
(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.
The above rules will only apply to the last Month of any period.
"New Lender" has the meaning given in Clause 22.1 (Assignment and transfers by the Lenders).
"Non-Permitted Financial Indebtedness" means the incurrence of any Financial Indebtedness (including, without limitation, a convertible, exchangeable or high yield bond or other form of debt) which is (i) unsecured unless incurred pursuant to any derivative transactions entered into in connection with protection against or benefit from fluctuation in any rate or price or (ii) secured by any Common Stock.
"Obligors" means each of the Borrower, Ocean Rig and any other party except a Finance Party who becomes a party to this Agreement as a borrower or a guarantor at any time after the date hereof and, in the plural, means all of the aforementioned.

"Ocean Rig" means Ocean Rig UDW Inc. a corporation incorporated in The Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands.
"Ocean Rig Facility Agreement" means the facility agreement to be made between the Borrower as borrower and Ocean Rig as lender pursuant to which Ocean Rig will make available to the Borrower an unsecured loan facility of up to $120,000,000.
"Ocean Rig Shares" means the aggregate of the shares of Common Stock credited to the Securities Account at any time.
"Ocean Rig Undertaking" means an irrevocable and unconditional undertaking executed or, as the context may require, to be executed by Ocean Rig in favour of the Security Agent in the agreed form.
"Overseas Regulations" means the Overseas Companies Regulations 2009 (SI 2009/1801).
"Parallel Debt" means any amount which a Transaction Obligor owes to the Security Agent under Clause 25.2 (Parallel Debt (Covenant to pay the Security Agent)).
"Party" means a party to this Agreement.
"Potential Event of Default" means any event or circumstance specified in Clause 21 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.
"Prospectus" means the prospectus included in a registration statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement or free-writing prospectus with respect to the terms of the offering of any portion of the Ocean Rig Shares covered by a registration statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.
"Protected Party" has the meaning given to it in Clause 12.1 (Definitions).
"Quotation Day" means, in relation to any period for which an interest rate is to be determined, the first day of that period unless market practice differs in the Relevant Interbank Market in which case the Quotation Day will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).
"Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.
"Reference Bank Rate" means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Reference Banks as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in dollars for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period.
"Reference Banks" means ABN AMRO Bank N.V. and any other bank or financial institutions as may be appointed by the Facility Agent in consultation with the Borrower.
"Registration Statement" means, in respect of all of the Ocean Rig Shares, a registration statement on Form F-1 or F-3 (or equivalent) filed with SEC under which the resale of all of the Ocean Rig Shares by the Security Agent is registered (including, if applicable, by means of a prospectus supplement) as may be amended and/or supplemented from time to time.
"Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.
"Relevant Interbank Market" means the London interbank market. "Relevant Jurisdiction" means, in relation to a Transaction Obligor:
(a)	its jurisdiction of incorporation;
(b)	any jurisdiction where any asset subject to, or intended to be subject to, any of the Transaction Security created, or intended to be created, under the Finance Documents is situated;
(c)	any jurisdiction where it conducts its business; and
(d)	the jurisdiction whose laws govern the perfection of any of the Transaction Security created, or intended to be created, under the Finance Documents to which it is a party.
"Repeating Representation" means each of the representations set out in Clause 17 (Representations) except Clause 17.9 (Insolvency), Clause 17.10 (No filing or stamp taxes) and Clause 17.11 (Deduction of Tax) and any representation of any Transaction Obligor made in any other Finance Document that is expressed to be a "Repeating Representation" or is otherwise expressed to be repeated.
"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.
"Restricted Person" means a person that:
(a)	is listed on any Sanctions List (whether designated by name or by reason of being included in a class of person) or otherwise a target of Sanctions (target of Sanctions signifying a person with whom a US person or other national of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities or against whom Sanctions are otherwise directed);
(b)	is domiciled, registered as located or having its main place of business in, or is incorporated under the laws of or, such country which is subject to Sanctions which attach legal effect to being domiciled, registered as located in, having its main place of business in, and/or being incorporated under the laws of such country;
(c)	is directly or indirectly owned by or controlled by a person referred to in (a) and/or (b) above; or
(d)	owns or controls a person referred to in (a) and/or (b) above.
"Sanctions" means any economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by: (i) the United States of America government; (ii) the United Nations; (iii) the European Union or its Member States, including without limitation, the United Kingdom; (iv) any country to which any Transaction Obligor, or any other member of the Group or any Affiliate of any of them is bound; or (v) the respective governmental institutions and agencies of any of the foregoing, including without limitation, the Office of Foreign Assets Control of the US Department of Treasury (OFAC), the United States Department of State, and Her Majesty's Treasury (HMT) (together "Sanctions Authorities").
"Sanctions List" means the "Specially Designated Nationals and Blocked Persons" and the "Sectoral Sanctions Identification" lists issued by OFAC, the Consolidated List of Financial Sanctions Targets and Investment Ban List issued by HMT, or any similar list issued or maintained or made public by any of the Sanctions Authorities.
"Screen Rate" means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for dollars for the relevant period displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.
"SEC" means U.S. Securities and Exchange Commission.
"Secured Liabilities" means all present and future obligations and liabilities, (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Transaction Obligor to any Secured Party under or in connection with each Finance Document.
"Secured Party" means each Finance Party from time to time party to this Agreement and any Receiver or Delegate.
"Securities Account" means an account in the name of the Borrower with the Broker in New York, New York designated "Dryships Inc. — Securities Account" which is a "securities account" (as such term is defined in the UCC), or any other such "securities account" in the name of the Borrower (with that or another office of the Broker) which is designated by the Facility Agent as the Securities Account for the purposes of this Agreement.
"Securities Account Pledge" means an agreement between the Borrower and the Security Agent creating a first priority Security under the UCC in the Securities Account in favour of the Security Agent in the agreed form.
"Securities Act" means the U.S. Securities Act of 1933, as amended, or any successor statute.
"Security" means a mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.
"Security Cover" means the ratio which is determined at any relevant time pursuant to Clause 20.1 (Minimum required security cover).
"Security Period" means the period starting on the date of this Agreement and ending on the date on which the Facility Agent is satisfied that there is no outstanding Commitment in force and that the Secured Liabilities have been irrevocably and unconditionally paid and discharged in full.
"Security Property" means:
(a)	the Transaction Security expressed to be granted in favour of the Security Agent as trustee for the Secured Parties and all proceeds of that Transaction Security;

(b)	all obligations expressed to be undertaken by a Transaction Obligor to pay amounts in relation to the Secured Liabilities to the Security Agent as trustee for the Secured Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by a Transaction Obligor or any other person in favour of the Security Agent as trustee for the Secured Parties pursuant to the applicable Finance Documents;
(c)	the Security Agent's interest in any turnover trust created under the Finance Documents;
(d)	any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Secured Parties, except:
(i)	rights intended for the sole benefit of the Security Agent; and
(ii)	any moneys or other assets which the Security Agent has transferred to the Facility Agent or (being entitled to do so) has retained in accordance with the provisions of this Agreement.
"Selection Notice" means a notice substantially in the form set out in Part B of Schedule 3 (Requests) given in accordance with Clause 9 (Interest Periods).
"Servicing Party" means the Facility Agent or the Security Agent.
"Specified Time" means a time determined in accordance with Schedule 6 (Timetables).
"Subordinated Creditor" means Ocean Rig and/or any person who becomes a Subordinated Creditor in accordance with this Agreement.
"Subordinated Liabilities" means all indebtedness owed or expressed to be owed by the Borrower to Ocean Rig under the Ocean Rig Facility Agreement.
"Subsidiary" means a company (S) is a subsidiary of another company (P) if:
(a)	a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or
(b)	P has direct or indirect control over a majority of the voting rights attaching to the issued shares of 5; or
(c)	P has the direct or indirect power to appoint or remove a majority of the directors of 5; or
(d)	P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P, and any company of which S is a subsidiary is a parent company of S.
"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).
"Tax Credit" has the meaning given to it in Clause 12.1 (Definitions).

"Tax Deduction" has the meaning given to it in Clause 12.1 (Definitions).
"Tax Payment" has the meaning given to it in Clause 12.1 (Definitions).
"Third Parties Act" has the meaning given to it in Clause 1.4 (Third party rights).
"Total Commitments" means the aggregate of the Commitments, being $200,000,000 at the date of this Agreement.
"Trading Day" means a day on which:
(a)	trading in Common Stock generally occurs; and
(b)	a closing sale price for Common Stock is provided on the principal U.S. national or regional securities exchange on which Common Stock is then listed or, if Common Stock is not listed, on a U.S. national or regional securities exchange, on the principal other market on which Common Stock is then traded,
Provided that if Common Stock is not so listed or traded, "Trading Day" means a Business Day.
"Transaction Document" means:
(a)	a Finance Document; or
(b)	any other document designated as such by the Facility Agent and the Borrower.
"Transaction Obligor" means the Borrower, Ocean Rig, the Counterparty or any other person, except a Finance Party who executes a Finance Document.
"Transaction Security" means the Security created or intended to be created in favour of the Security Agent pursuant to the Finance Documents.
"Transfer Certificate" means a certificate in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Borrower.
"Transfer Date" means, in relation to an assignment or a transfer, the later of:
(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and
(b)	the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.
"UCC" means Uniform Commercial Code as in effect, from time to time, in the State of New York, U.S.A.
"UK Establishment" means a UK establishment as defined in the Overseas Regulations.
"Unpaid Sum" means any sum due and payable but unpaid by a Transaction Obligor under the Finance Documents.
"US" means the United States of America.
"US Tax Obligor" means:
(a)	the Borrower if it is a "United States person" within the meaning of Section 7701(a)(30) of the United States Internal Revenue Code of 1986, as amended; or

(b)	a Transaction Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.
"Utilisation" means the utilisation of the Facility.
"Utilisation Date" means the date of the Utilisation, being the date on which the Loan is advanced.
"Utilisation Request" means a notice substantially in the form set out in Part A of Schedule 3 (Requests).
"VAT" means:
(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and
(b)	any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.
"VWAP" means the volume weighted average price (the aggregate sales price of all trades of Common Stock during each Trading Day divided by the total number of shares of Common Stock traded during such Trading Day) of the Common Stock during any Trading Day as reported by Bloomberg, L.P. using the AQR function.

1.2	Construction
(a)	Unless a contrary indication appears, a reference in this Agreement to:
(i)	the "Arranger", the "Facility Agent", any "Finance Party", any "Lender", any "Party", any "Secured Party", the "Security Agent", any "Transaction Obligor" or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;(ii)"assets" includes present and future properties, revenues and rights of every description;
(iii)	a liability which is "contingent" means a liability which is not certain to arise and/or the amount of which remains unascertained;
(iv)	"document" includes a deed and also a letter, fax or telex;
(v)	"expense" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable Tax including VAT;
(vi)	a "Finance Document" or "Transaction Document" or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended or novated;
(vii)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;
(viii)	"law" includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

(ix)	"proceedings" means, in relation to any enforcement provision of a Finance Document, proceedings of any kind, including an application for a provisional or protective measure;
(x)	a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);
(xi)	a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;
(xii)	a provision of law is a reference to that provision as amended or re-enacted;
(xiii)	a time of day is a reference to Rotterdam time;
(xiv)	any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of a jurisdiction other than England, be deemed to include that which most nearly approximates in that jurisdiction to the English legal term;
(xv)	words denoting the singular number shall include the plural and vice versa;
(xvi)	"including" and "in particular" (and other similar expressions) shall be construed as not limiting any general words or expressions in connection with which they are used.
(b)	Section, Clause and Schedule headings are for ease of reference only and are not to be used for the purposes of construction or interpretation of the Finance Documents.
(c)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under, or in connection with, any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.
(d)	A Potential Event of Default is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived.
1.3	Construction of terms
In this Agreement:
References in Clause 1.1 (Definitions) to any Finance Document being in "agreed form" are to that Finance Document:
(a)	in a form attached to a certificate dated the same date as this Agreement (and signed by the Borrower and the Facility Agent); or
(b)	in any other form agreed in writing between the Borrower and the Facility Agent acting with the authorisation of the Majority Lenders or, where Clause 36.2 (All Lender matters) applies, all the Lenders.
1.4	Third party rights
(a)	Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.
(c)	Any Receiver, Delegate or any other person described in paragraph (c) of Clause 14.2 (Other indemnities), paragraph (b) of Clause 24.10 (Exclusion of liability) or Clause 25.15 (No proceedings) may, subject to this Clause 1.4 (Third party rights) and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

SECTION 2
THE FACILITY
2.	THE FACILITY
2.1	The Facility
Subject to the terms of this Agreement, the Lenders shall make available to the Borrower a dollar term loan facility in an aggregate amount not exceeding the Total Commitments.
2.2	Finance Parties' rights and obligations
(a)	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.
(b)	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from a Transaction Obligor shall be a separate and independent debt.
(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.
(d)	Notwithstanding any other provision of the Finance Documents, a Finance Party (other than the Security Agent) may separately sue for any Unpaid Sum due to it without the consent of any other Finance Party or joining any other Finance Party to the relevant proceedings and the courts of England shall have exclusive jurisdiction to settle any disputes arising out of or brought pursuant to or in connection with this Clause 2.2 (Finance Parties' rights and obligations).
3.	PURPOSE
3.1	Purpose
The Lenders have agreed to make available to the Borrower, in a single advance, a senior secured term loan facility in an amount of up to $200,000,000 for the purpose of refinancing part of the Existing Indebtedness.
3.2	Monitoring
No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.
4.	CONDITIONS OF UTILISATION
4.1	Initial conditions precedent
The Borrower may not deliver the Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part A, of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent.
4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date and before the Loan is advanced:
(a)	no Default is continuing or would result from the making of the proposed Utilisation;
(b)	the Repeating Representations to be made by each Transaction Obligor are true in all material respects;
(c)	the provisions of paragraph (c) of Clause 10.3 (Alternative basis of interest or funding, suspension) do not apply;
(d)	there has been no Material Adverse Effect; and
(e)	the Facility Agent has received, or is satisfied it will receive when the Loan is advanced, all of the documents and other evidence listed in Part A and Part B of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent;
4.3	Notification of satisfaction of conditions precedent
(a)	The Facility Agent shall notify the Borrower and the Lenders promptly upon being satisfied as to the satisfaction of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent).
(b)	Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.
4.4	Waiver of conditions precedent
If the Majority Lenders, at their discretion, permit the Loan to be borrowed before any of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) or Clause 4.2 (Further conditions precedent) has been satisfied, the Borrower shall ensure that that condition is satisfied within five Business Days after the Utilisation Date or such later date as the Facility Agent, acting with the authorisation of the Majority Lenders, may agree in writing with the Borrower.

SECTION 3
UTILISATION
5.	UTILISATION
5.1	Delivery of the Utilisation Request
(a)	The Borrower may utilise the Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.
(b)	The Borrower may not deliver more than one Utilisation Request.
5.2	Completion of the Utilisation Request
The Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:
(a)	the proposed Utilisation Date is a Business Day within the Availability Period;
(b)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and
(c)	the proposed Interest Period complies with Clause 9 (Interest Periods).
5.3	Currency and amount
(a)	The currency specified in the Utilisation Request must be dollars.
(b)	The amount of the proposed Loan must be an amount which is not more than $200,000,000:
(c)	The amount of the proposed Loan must be an amount which would not oblige the Borrower to provide additional security or prepay part of the Loan if the ratio set out in Clause 20 (Security Cover) were applied and notice was given by the Facility Agent under Clause 20.1 (Minimum required security cover) or Clause 20.6 (Top-up or prepayment based on Closing Share Price) immediately after the Loan was advanced.
5.4	Lenders' participation
(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in the Loan available by the Utilisation Date through its Facility Office.
(b)	The amount of each Lender's participation in the Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately before making the Loan.
(c)	The Facility Agent shall notify each Lender of the amount of the Loan and the amount of its participation in the Loan by the Specified Time.
5.5	Cancellation of Commitments
The Commitments which are unutilised at the end of the Availability Period shall then be cancelled.
5.6	Payment to third parties
The Facility Agent shall, on the Utilisation Date, pay to, or for the account of, the Borrower the amount which the Facility Agent receives from the Lenders in respect of the Loan. That payment shall be made in like funds as the Facility Agent received from the Lenders in respect of the Loan to the account which the Borrower specifies in the Utilisation Request.
5.7	Disbursement of the Loan to third party
A payment by the Facility Agent under Clause 5.6 (Payment to third parties) to a person other than the Borrower (as specified by the Borrower) shall constitute the making of the Loan and the Borrower shall at that time become indebted, as principal and direct obligor, to each Lender in an amount equal to that Lender's participation in the Loan.

SECTION 4
REPAYMENT, PREPAYMENT AND CANCELLATION
6.	REPAYMENT
6.1	Repayment of Loan
The Borrower shall repay the Loan through a single bullet repayment instalment on the applicable Maturity Date.
6.2	Maturity Date
On the applicable Maturity Date, the Borrower shall additionally pay to the Facility Agent for the account of the Finance Parties all other sums then accrued and owing under the Finance Documents.
6.3	Reborrowing
The Borrower may not reborrow any part of the Facility which is repaid.
6.4	Extension of facility
The Borrower may, by notifying the Facility Agent in writing at least 45 Business Days before the applicable Maturity Date request (on no more than two occasions), in each case, that the tenor of the Loan be extended by a period of 6 months (the "Extended Tenor"). The Facility Agent, acting upon the instructions of all the Lenders (which they shall be entitled to withhold in their sole and absolute discretion), shall advise the Borrower in writing no later than 30 Business Days before the applicable Maturity Date if its request has been accepted and such acceptance shall be subject to:
(a)	the negotiation in good faith between the Facility Agent (acting on the instructions of all the Lenders) and the Borrower of the Margin which will apply during the Extended Tenor; and
(b)	there being no Event of Default or Potential Event of Default at the time of the Borrower's request, the Facility Agent's response to the request and on the first day of the Extended Tenor.
If not all the Lenders agree to the Borrower's request, the Margin which is to apply during the Extended Tenor is not agreed by the date falling 15 Business Days prior to the applicable Maturity Date or an Event of Default or Potential Event of Default has occurred and is continuing at any time on or after the date of the Borrower's request and up to and including the Extension Date, the Loan shall terminate on the relevant Maturity Date.
7.	REPAYMENT, PREPAYMENT AND CANCELLATION
7.1	Illegality
If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:
(a)	that Lender shall promptly notify the Facility Agent upon becoming aware of that event;
(b)	upon the Facility Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

(c)	the Borrower shall repay that Lender's participation in the Loan on the last day of the Interest Period for the Loan occurring after the Facility Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law).
7.2	Voluntary cancellation
(a)	The Borrower may, if it gives the Facility Agent not less than 15 days (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (but if in part, being a minimum amount of $1,000,000 or a multiple of that amount). Any cancellation under this Clause 7.2 (Voluntary cancellation) shall reduce the Commitments of the Lenders and the amount of the Loan then unutilised rateably.
(b)	The unutilised Commitment (if any) of each Lender shall be automatically cancelled at close of business on the date on which the Loan is made available.
7.3	Voluntary prepayment of Loan
(a)	The Borrower may, if it gives the Facility Agent not less than 5 Business Days (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of $1,000,000 or a multiple of that amount).
(b)	The Loan may only be prepaid after the last day of the Availability Period (or, if earlier, the day on which the Available Facility is zero).
7.4	Mandatory prepayment on events
If any of the following events (each an "Event") occur, the Borrower shall, within 5 Business Days of the occurrence of such Event, apply all monies received by it in or towards prepayment of an amount equal to the Loan:
(a)	any incurrence by the Borrower of any Non-Permitted Financial Indebtedness; or
(b)	the Borrower issuing any additional equity for any consideration; or
(c)	the sale, transfer or disposal of any of the Common Stock held by the Borrower which were not subject to any Security Interest as at the Utilisation Date.
7.5	Right of repayment and cancellation in relation to a single Lender
(a)	If:
(i)	any sum payable to any Lender by a Transaction Obligor is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up); or
(ii)	any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs); or
(iii)	the Facility Agent receives notification from an Affected Lender under sub-paragraph (iii) of paragraph (b) of Clause 10.2 (Market disruption), the Borrower may:
(A)	whilst in the case of sub-paragraphs (i) and (ii) above the circumstance giving rise to the requirement for that increase or indemnification continues; Or

(B)	whilst in the case of sub-paragraph (iii) above the Market Disruption Event in relation to the Affected Lender continues, give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loan.
(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.
(c)	On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in the Loan.
7.6	Restrictions
(a)	Any notice of cancellation or prepayment given by any Party under this Clause 7 (Repayment, Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.
(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and any Break Costs, without premium or penalty.
(c)	The Borrower may not re-borrow any part of the Facility which is prepaid.
(d)	The Borrower shall not repay or prepay all or any part of the Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.
(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.
(f)	If the Facility Agent receives a notice under this Clause 7 (Repayment, Prepayment and Cancellation) it shall promptly forward a copy of that notice to either the Borrower or the Affected Lenders', as appropriate.

SECTION 5
COSTS OF UTILISATION
8.	INTEREST
8.1	Calculation of interest
The rate of interest on the Loan or any part of the Loan for each Interest Period is the percentage rate per annum which is the aggregate of:
(a)	the applicable Margin;
(b)	LIBOR; and
(c)	the Mandatory Cost, if any.
8.2	Payment of interest
(a)	The Borrower shall pay accrued interest on the Loan on the last day of each Interest Period.
(b)	If an Interest Period is longer than three Months, the Borrower shall also pay interest then accrued on the Loan on the dates falling at three Monthly intervals after the first day of the Interest Period.
8.3	Default interest
(a)	If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (a) below, is 2 per cent. higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted part of a Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Facility Agent. Any interest accruing under this Clause 8.3 (Default interest) shall be immediately payable by the Borrower on demand by the Facility Agent.
(b)	If any Unpaid Sum remains outstanding after the applicable Maturity Date, Interest on that Unpaid Sum, shall, as from the applicable Maturity Date, accrue at the rate of (i) 2 per cent. plus OD 8.75 per cent. per annum (unless an adjustment of the Margin has been agreed between the parties pursuant to Clause 8.5 (Re-adjustment of Margin), in which case that rate will apply in substitution of the rate of 8.75 per cent. per annum).
(c)	If an Unpaid Sum consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan:
(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan; and
(ii)	the rate of interest applying to that Unpaid Sum during that first Interest Period shall be 2 per cent. higher than the rate which would have applied if that Unpaid Sum had not become due.
(d)	Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8.4	Notification of rates of interest
The Facility Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.
8.5	Readjustment of Margin
The Borrower shall, in the circumstances referred to in Clause 6.4 (Extension of facility), negotiate in good faith with the Facility Agent (acting on behalf of all the Lenders) an adjustment to the Margin which is to apply during each three-monthly period falling in the Extended Tenor (each a "Margin Readjustment Date"). If an adjustment is agreed between the parties, the Facility Agent will send to the Borrower and the Finance Parties a notice in writing by no later than the date falling 10 days before the Margin Readjustment Date specifying the new Margin which will apply as from the Margin Readjustment Date and the term "Margin" shall be read and construed to mean such amount.
9.	INTEREST PERIODS
9.1	Selection of Interest Periods
(a)	The Borrower may select the first Interest Period for the Loan in the Utilisation Request and each subsequent Interest Period in respect of the Loan in a Selection Notice.
(b)	Each Selection Notice is irrevocable and must be delivered to the Facility Agent by the Borrower not later than the Specified Time.
(c)	If the Borrower fails to select an Interest Period in the Utilisation Request or fails to deliver a Selection Notice to the Facility Agent in accordance with paragraphs (a) and (b) above, the relevant Interest Period will, subject to Clause 9.2 (Changes to Interest Periods), be 3 Months.
(d)	Subject to this Clause 9 (Interest Periods), the Borrower may select an Interest Period of 3, 6, 9 or 12 Months or any other period agreed between the Borrower and the Facility Agent (acting on the instructions of all the Lenders).
(e)	An Interest Period in respect of the Loan shall not extend beyond the applicable Maturity Date.
(f)	The first Interest Period for the Loan shall start on the Utilisation Date and each subsequent Interest Period shall start on the last day of the preceding Interest Period.
(g)	The Loan shall have one Interest Period only at any time.
9.2	Changes to Interest Periods
(a)	If after the Borrower has selected and the Lenders have agreed an Interest Period longer than 3 months, any Lender notifies the Facility Agent after the Specified Time relating to the Utilisation Request or Selection Notice that it is not satisfied that deposits in dollars for a period equal to the Interest Period will be available to it in the Relevant Interbank Market when the Interest Period commences, the Facility Agent shall shorten the Interest Period to 3 months.
(b)	If the Facility Agent makes any change to an Interest Period referred to in this Clause 9.2 (Changes to Interest Periods), it shall promptly notify the Borrower and the Lenders.

9.3	Non-Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).
10.	CHANGES TO THE CALCULATION OF INTEREST
10.1	Absence of quotations
Subject to Clause 10.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks (or a Reference Bank) but at least two Reference Banks (or in the case where there is one Reference Bank, that Reference Bank) do not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.
10.2	Market disruption
(a)	If a Market Disruption Event occurs in relation to the Loan or any part of the Loan for any Interest Period, then the rate of interest on each Lender's share of the Loan or the relevant part of the Loan for the Interest Period shall be the rate per annum which is the sum of:
(i)	the applicable Margin;
(ii)	the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in the Loan or the relevant part of the Loan from whatever source it may reasonably select; and
(iii)	the Mandatory Cost, if any, applicable to that Lender's participation in the Loan.
(b)	In this Agreement "Market Disruption Event" means:
(i)	at or about noon on the Quotation Day for the relevant Interest Period, LIBOR is to be determined by reference to the Reference Banks (or a Reference Bank) and at least two of the Reference Banks (or in the case where there is one Reference Bank, that Reference Bank) do not supply a rate to the Facility Agent to determine LIBOR for dollars for the relevant Interest Period; or
(ii)	before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in the Loan exceed 50 per cent. of the Loan) that the cost to it or them of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR; or
(iii)	at least one Business Day before the start of an Interest Period, the Facility Agent receives notification from a Lender (the "Affected Lender") that for any reason it is unable to obtain dollars in the Relevant Interbank Market in order to fund its participation in the Loan.
10.3	Alternative basis of interest or funding, suspension
(a)	If a Market Disruption Event occurs and the Facility Agent or the Borrower so requires, the Facility Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest or (as the case may be) an alternative basis for funding.

(b)	Any substitute or alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties to the Finance Documents.
(c)	If a Market Disruption Event occurs before the Loan is made:
(i)	in circumstances falling within sub-paragraph (i) or (ii) of paragraph (b) of Clause 10.2 (Market disruption), the Lenders' obligation to advance the Loan; or
(ii)	in circumstances falling within sub-paragraph (iii) of paragraph (b) of Clause 10.2 (Market disruption), the Affected Lender's obligation to participate in the Loan, shall be suspended while the circumstances giving rise to the Market Disruption Event continue.
10.4	Break Costs
(a)	The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for the Loan or Unpaid Sum.
(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.
11.	FEES
11.1	Facility fees
The Borrower shall pay to the Facility Agent fees referred to in the Fee Letter in the amounts and at the times referred to in the Fee Letter.

SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS

12.	TAX GROSS UP, INDEMNITIES AND FATCA
12.1	Definitions
(a)	In this Agreement:
"Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.
"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.
"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.
"Tax Payment" means either the increase in a payment made by the Borrower to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).
(b)	Unless a contrary indication appears, in this Clause 12 (Tax Gross Up, Indemnities and FATCA) reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.
12.2	Tax gross-up
(a)	The Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.
(b)	The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Borrower.
(c)	If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.
(d)	If the Borrower is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.
(e)	Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.
12.3	Tax indemnity
(a)	The Borrower shall (within three Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.
(b)	Paragraph (a) above shall not apply:
(i)	with respect to any Tax assessed on a Finance Party:
(A)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or
(B)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party;
(ii)	to the extent a loss, liability or cost is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or
(iii)	with respect to any Tax that relates to a FATCA Deduction required to be made by a Party.
(c)	A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Borrower.
(d)	A Protected Party shall, on receiving a payment from the Borrower under this Clause 12.3 (Tax indemnity), notify the Facility Agent.
12.4	Tax Credit
If a Finance Party shall become aware that it is entitled to claim a refund from a governmental authority in respect of Taxes as to which it has been indemnified by the Borrower, or with respect to which the Borrower has paid additional amounts pursuant to Clause 12.2, it shall promptly notify the Borrower Party of the availability of such refund claim and shall use commercially reasonable efforts to make the appropriate claim to such governmental authority for such refund. If a Finance Party receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Tax as to which it has been indemnified by the Borrower or the Borrower has paid additional amounts pursuant to Clause 12.2, it shall within 30 days from the date of such receipt pay over such refund to the Borrower, net of all out-of-pocket third party expenses of such Finance Party.
12.5	Stamp taxes
The Borrower shall pay and, within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability which that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.
12.6	VAT
(a)	All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).
(b)	If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):
(i)	(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this sub-paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and
(ii)	(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.
(c)	Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part of it as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
(d)	Any reference in this Clause 12.6 (VAT) to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term "representative member" to have the same meaning as in the Value Added Tax Act 1994).
(e)	In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.
12.7	ATCA Information
(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:
(i)	confirm to that other Party whether it is:
(A)	a FATCA Exempt Party; or
(B)	not a FATCA Exempt Party;
(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

(iii)	supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.
(b)	If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.
(c)	Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:
(i)	any law or regulation;
(ii)	any fiduciary duty; or
(iii)	any duty of confidentiality.
(d)	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.
(e)	If the Borrower is a US Tax Obligor or the Facility Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:
(i)	where the Borrower is a US Tax Obligor on the date of this Agreement and the relevant Lender is an Original Lender, the date of this Agreement;
(ii)	where the Borrower is a US Tax Obligor on a Transfer Date and the relevant Lender is a New Lender, the relevant Transfer Date; or
(iii)	where the Borrower is not a US Tax Obligor, the date of a request from the Facility Agent, supply to the Facility Agent:
(i)	a withholding certificate on Form W-8 or Form W-9 or any other relevant form); or
(ii)	any withholding statement or other document, authorisation or waiver as the Facility Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.
(f)	The Facility Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the Borrower.
(g)	If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Facility Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Facility Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Facility Agent) in writing of its legal inability to do so. The Facility

Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrower.
(h)	The Facility Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Facility Agent shall not be liable for any action taken by it under or in connection with paragraph (e), (f) or (g) above.
12.8	FATCA Deduction
(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.
(b)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Facility Agent and the Facility Agent shall notify the other Finance Parties.
13.	INCREASED COSTS
13.1	Increased costs
(a)	Subject to Clause 13.3 (Exceptions), the Borrower shall, within three Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:
(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or
(ii)	compliance with any law or regulation made; or
(iii)	the implementation or application of or compliance with:
(A)	the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004, in the form existing on the date of this Agreement ("Basel II") or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates); or
(B)	Basel III, CRD IV or CRR or any law or regulation which implements or applies Basel Ill, CRD IV or CRR (regardless of the date on which it is enacted, adopted or issued and regardless of whether any such implementation, application or compliance is by a government, regulator, the Finance Party or any of its Affiliates), after the date of this Agreement.
(b)	In this Agreement, "Increased Costs" means:
(i)	a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;
(ii)	an additional or increased cost; or
(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.
13.2	Increased cost claims
(a)	A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrower.
(b)	Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs which shall contain reasonable details of the calculations thereof.
13.3	Exceptions
Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:
(a)	attributable to a Tax Deduction required by law to be made by a Transaction Obligor;
(b)	attributable to a FATCA Deduction required to be made by a Party;
(c)	compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);
(d)	compensated for by any payment made pursuant to Clause 14.3 (Mandatory Cost); or
(e)	attributable to the wilful breach or gross negligence of the relevant Finance Party or its Affiliates of any law or regulation.
14.	OTHER INDEMNITIES
14.1	Currency indemnity
(a)	If any sum due from the Borrower under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:
(i)	making or filing a claim or proof against the Borrower; or
(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, the Borrower shall, as an independent obligation, on demand, indemnify each Secured Party to which that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.
(b)	The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.
14.2	Other indemnities

(a)	The Borrower shall, within 3 Business Days of demand, indemnify each Secured Party against any cost, loss or liability incurred by it as a result of:
(i)	the occurrence of any Event of Default;
(ii)	a failure by the Borrower to pay any amount due under a Finance Document on its due date (after the expiration of any applicable grace period), including without limitation, any cost, loss or liability arising as a result of Clause 27 (Sharing among the Finance Parties);
(iii)	funding, or making arrangements to fund, its participation in the Loan requested by the Borrower in the Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or
(iv)	the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.
(b)	The Borrower shall, within 3 Business Days of demand, indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate (each such person for the purposes of this Clause 14.2 (Other indemnities) an "Indemnified Person"), against any cost, loss or liability incurred by that Indemnified Person pursuant to or in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry, in connection with or arising out of the entry into and the transactions contemplated by the Finance Documents, having the benefit of any Security constituted by the Finance Documents unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person.
14.3	Mandatory Cost
The Borrower shall, within 3 Business Days of demand by the Facility Agent, pay to the Facility Agent for the account of the relevant Lender, such amount which any Lender certifies in a notice to the Facility Agent to be its good faith determination of the amount necessary to compensate it for complying with:
(a)	in the case of a Lender lending from a Facility Office in a Participating Member State, the minimum reserve requirements (or other requirements having the same or similar purpose) of the European Central Bank or any other authority or agency which replaces all or any of its functions) in respect of loans made from that Facility Office; and
(b)	in the case of any Lender lending from a Facility Office in the United Kingdom, any reserve asset, special deposit or liquidity requirements (or other requirements having the same or similar purpose) of the Bank of England (or any other governmental authority or agency) and/or paying any fees to the Financial Conduct Authority and/or the Prudential Regulation Authority (or any other governmental authority or agency which replaces all or any of their functions), which, in each case, is referable to that Lender's participation in the Loan.
14.4	Indemnity to the Servicing Parties
The Borrower shall, within 3 Business Days of demand, indemnify each Servicing Party against any cost, loss or liability incurred by that Servicing Party (acting reasonably) as a result of:
(a)	investigating any event which it reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; and
(c)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents.
14.5	Indemnity to the Facility Agent
The Borrower shall, within 3 Business Days of demand, indemnify the Facility Agent against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent's gross negligence or wilful misconduct) or, in the case of any cost, loss or liability pursuant to Clause 28.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent's negligence but not including any claim based on the gross negligence or fraud of the Facility Agent in acting as Facility Agent under the Finance Documents.
14.6	Indemnity to the Security Agent
(a)	The Borrower shall, within 3 Business Days of demand, indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them (otherwise, in each case, than by reason of the gross negligence, wilful misconduct or fraud of the relevant Receiver or Delegate of the Security Agent):
(i)	in relation to or as a result of:
(A)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;
(B)	the taking, holding, protection or enforcement of the Finance Documents and the Transaction Security;
(C)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;
(D)	any default by any Transaction Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;
(E)	any action by any Transaction Obligor which vitiates, reduces the value of, or is otherwise prejudicial to, the Transaction Security; and
(F)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents.
(ii)	acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Security Property or the performance of the terms of this Agreement or the other Finance Documents (otherwise, in each case, than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence, wilful misconduct or fraud).
(b)	The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 14.6 (Indemnity to the Security Agent) and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.
15.	MITIGATION BY THE FINANCE PARTIES
15.1	Mitigation

(a)	Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax Gross Up, Indemnities and FATCA), Clause 13 (Increased Costs) or paragraph (a) of Clause 14.3 (Mandatory Cost) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.
(b)	Paragraph (a) above does not in any way limit the obligations of any Transaction Obligor under the Finance Documents.
15.2	Limitation of liability
(a)	The Borrower shall, on demand, indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).
(b)	A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.
16.	COSTS AND EXPENSES
16.1	Transaction expenses
The Borrower shall, on demand, pay the Facility Agent, the Security Agent and the Arranger the amount of all (reasonably documented) costs and expenses (including legal fees) reasonably incurred by any Secured Party in connection with the negotiation, preparation, printing, execution, syndication and perfection of:
(a)	this Agreement and any other documents referred to in this Agreement;
(b)	the Transaction Security; and
(c)	any other Finance Documents executed after the date of this Agreement.
16.2	Amendment costs
If:
(a)	the Borrower requests an amendment, waiver or consent; or
(b)	an amendment is required pursuant to Clause 28.9 (Change of currency); or
(c)	the Borrower requests, and the Security Agent agrees to, the release of all or any part of the Charged Property from the Transaction Security, the Borrower shall, on demand, reimburse each of the Facility Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by each Secured Party in responding to, evaluating, negotiating or complying with that request or requirement.
16.3	Enforcement and preservation costs
The Borrower shall, on demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by that Secured Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing those rights.

SECTION 7
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

17.	REPRESENTATIONS
17.1	General
The Borrower makes the representations and warranties set out in this Clause 17 (Representations) to each Finance Party on the date of this Agreement.
17.2	Status
(a)	It is a corporation, duly incorporated and validly existing in good standing under the laws of the Republic of the Marshall Islands.
(b)	It has the power to own its assets and carry on its business as it is being conducted.
17.3	Share capital and ownership
The Borrower's authorised share capital is divided into 1,000,000,000 registered shares and 500,000,000 registered preferred shares with a par value of $0.01 each. 685,064,321 registered shares of the Borrower have been issued and are outstanding at the date hereof and 21,000,000 shares are issued and held in treasury.
17.4	Validity, effectiveness and ranking of Security
(a)	Each Finance Document to which it is a party does now or, as the case may be, will upon execution and delivery and, where applicable, registration or recording as provided for in that Finance Document create, the Security it purports to create over any assets to which such Security, by its terms, relates, and such Security will, when created or intended to be created, be valid and effective.
(b)	Each Finance Document to which the Borrower is a party does now or, as the case may be, will upon execution and delivery, constitute the Borrower's legal, valid and binding obligations enforceable against the Borrower in accordance with their respective terms.
(c)	No third party has or will have any Security over any assets that are the subject of any Transaction Security granted by the Borrower.
(d)	The Transaction Security granted by it to the Security Agent or any other Secured Party has or will when created or intended to be created have first ranking priority or such other priority it is expressed to have in the Finance Documents and is not subject to any prior ranking or pari passu ranking security.
(e)	No concurrence, consent or authorisation of any person is required for the creation of or otherwise in connection with any Transaction Security.
17.5	Non-conflict with other obligations
The entry into and performance by it of, and the transactions contemplated by, each Transaction Document to which it is a party (including but not limited to, the ownership by the Borrower of the Ocean Rig Shares, the execution by the Borrower of each Finance Document to which it is a party, the borrowing of the Loan and the Borrower's compliance with each Finance Document to which it is a party) do not and will not conflict with:

(a)	to the Borrower's knowledge (having made due and careful enquiry), any law or regulation applicable to it;
(b)	the constitutional documents of any Transaction Obligor; or
(c)	any agreement or instrument binding upon it or any Transaction Obligor or any Transaction Obligor's assets or constitute a default or termination event (however described) under any such agreement or instrument; or
(d)	any contractual or other obligation or restriction which is binding on the Borrower or any of its assets.
17.6	Power and authority
(a)	It has the power to (i) enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, each Transaction Document to which it is or will be a party and the transactions contemplated by those Transaction Documents and (ii) own the Ocean Rig Shares.
(b)	No limit on its powers will be exceeded as a result of the borrowing, granting of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.
17.7	Validity and admissibility in evidence
To the Borrower's knowledge (having made due and careful enquiry) all Authorisations required or desirable:
(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party;
(b)	to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions; and
(c)	for the Borrower to own the Ocean Rig Shares,
have been obtained or effected and are in full force and effect.
17.8	Governing law and enforcement
(a)	The choice of governing law of each Transaction Document to which it is a party will be recognised and enforced in its Relevant Jurisdictions.
(b)	Any judgment obtained in relation to a Transaction Document to which it is a party in the jurisdiction of the governing law of that Transaction Document will be recognised and enforced in its Relevant Jurisdictions.
17.9	Insolvency
No:
(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 21.8 (Insolvency proceedings); or
(b)	creditors' process described in Clause 21.9 (Creditors' process),

has been taken or, to the Borrower's knowledge, threatened in relation to the Borrower or Ocean Rig; and none of the circumstances described in Clause 21.7 (Insolvency) applies to the Borrower or Ocean Rig.
17.10	No filing or stamp taxes
Under the laws of its Relevant Jurisdictions it is not necessary that the Finance Documents to which it is a party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar taxes or fees be paid on or in relation to the Finance Documents to which it is a party or the transactions contemplated by those Finance Documents.
17.11	Deduction of Tax
It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to which it is a party.
17.12	No default
(a)	No Event of Default has occurred and, on the date of this Agreement and on the Utilisation Date, no Default is continuing or might reasonably be expected to result from the making of the Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.
(b)	No other event or circumstance is outstanding which constitutes a default or a termination event (however described) under any other agreement or instrument which is binding on it or to which its assets are subject which might have a Material Adverse Effect.
17.13	No misleading information
(a)	Any factual information provided by the Borrower for the purposes of this Agreement was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.
(b)	The financial projections contained in any such information have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.
(c)	Nothing has occurred or been omitted from any such information and no information has been given or withheld that results in any such information being untrue or misleading in any material respect.
17.14	Financial Statements
(a)	The most recent financial statements delivered pursuant to Clause 18.2 (Provision of financial statements):
have been prepared in accordance with Clause 18.3 (Requirements as to financial statements); and
(i)	give a true and fair view of (if audited) or fairly represent (if unaudited) its financial condition and operations during the relevant financial year.
(b)	Since the date of the most recent financial statements delivered pursuant to Clause 18.2 (Provision of financial statements) there has been no material adverse change in the business, assets or financial condition of the Borrower, the Group or, as the case may be, Ocean Rig.
17.15	Pari passu ranking

Its payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.
17.16	No proceedings pending or threatened
No litigation, arbitration or administrative proceedings or investigations of or before any court, arbitral body or agency have (to the best of its knowledge and belief) been started or threatened against it which, if adversely determined, might reasonably be expected to have a Material Adverse Effect.
17.17	No breach of laws
It has not breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.
17.18	Taxes paid
(a)	It is not materially overdue in the filing of any Tax returns and it is not overdue in the payment of any amount in respect of Tax.
(b)	No claims or investigations are being, or are reasonably likely to be, made or conducted against it with respect to Taxes.
17.19	Overseas companies
It has not delivered particulars, whether in its name stated in the Finance Documents or any other name, of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or, if it has so registered, it has provided to the Facility Agent sufficient details to enable an accurate search against it to be undertaken by the Lenders at the Companies Registry.
17.20	Good title to assets
It has good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.
17.21	Ownership
The Ocean Rig Shares are owned by the Borrower free of any security except the Transaction Security created under the Finance Documents.
17.22	Place of business
It does not have a place of business in the Marshall Islands and it maintains a shipping office at 109 Kifissias Avenue and Sina Street, Maroussi, Greece.
17.23	No employee or pension arrangements
It has complied with its obligations under the applicable current governmental pension scheme and it has no liabilities under any other pension scheme.
17.24	Sanctions
It is in all respects in compliance with all Sanctions.
17.25	No money laundering

Without prejudice to the generality of Clause 2.3, in relation to the borrowing by the Borrower, the performance and discharge of its obligations and liabilities under the Finance Documents, and the transactions and other arrangements affected or contemplated by the Finance Documents to which the Borrower is a party, the Borrower confirms (i) it is acting for its own account; (ii) it will use the proceeds of the Loan for its own benefit, under its full responsibility and exclusively for the purposes specified in this Agreement; and (iii) that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure implemented to combat "money laundering" (as defined in Article 1 of Directive (2005/60/EC) of the European Parliament and of the Council).
17.26	Repetition
The Repeating Representations are deemed to be made by the Borrower by reference to the facts and circumstances then existing on the date of the Utilisation Request and the first day of each Interest Period.
18.	INFORMATION UNDERTAKINGS
18.1	General
The undertakings in this Clause 18 (Information Undertakings) remain in force throughout the Security Period unless the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders), may otherwise permit.
18.2	Provision of financial statements
The Borrower will send or procure that there are sent to the Facility Agent:
(a)	as soon as possible, but in no event later than 180 days after the end of its financial year, the consolidated annual audited accounts of the Group for that financial year prepared by a firm of accountants acceptable to the Facility Agent (commencing with the audited accounts in respect of the financial year which ended on 31 December 2013);
(b)	as soon as possible, but in no event later than 90 days after the end of each 3-month period in each financial year of the Borrower ending on 31 March, 30 June, 30 September and 31 December, respectively, the consolidated three-month unaudited management accounts of the Group, duly certified as to their correctness by an officer of the Borrower (commencing with the unaudited accounts in respect of the 3-month period which ended on 30 September 2014);
(c)	as soon as possible, but in no event later than 180 days after the end of the financial year of Ocean Rig, the consolidated annual audited accounts of Ocean Rig for that financial year prepared by a firm of accountants acceptable to the Facility Agent (commencing with the audited accounts in respect of the financial year which ended on 31 December 2013); and
(d)	as soon as possible, but in no event later than 90 days after the end of each 3-month period in each financial year of Ocean Rig ending on 31 March, 30 June, 30 September and 31 December, respectively, the consolidated 3-monthly unaudited management accounts of Ocean Rig, duly certified as to their correctness by an officer of Ocean Rig (commencing with the unaudited accounts in respect of the 3-month period which ended on 30 September 2014).
18.3	Requirements as to financial statements
(a)	Each set of financial statements delivered by the Borrower pursuant to Clause 18.2 (Provision of financial statements) shall be certified by a director or officer of the relevant company as giving a true and fair view (if audited) or fairly representing (if unaudited) its financial condition and operations as at the date as at which those financial statements were drawn up.
(b)	The Borrower shall procure that each set of financial statements delivered pursuant to Clause 18.2 (Provision of financial statements) is prepared using GAAP.
18.4	Information: miscellaneous
The Borrower shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):
(a)	all documents dispatched by it to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;
(b)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against the Borrower and/or any Transaction Obligor (save for the Counterparty), and which might, if adversely determined, have a Material Adverse Effect;
(c)	promptly, such further information and/or documents regarding:
(i)	the Borrower, the Group, each Transaction Obligor, the Securities Account, the Ocean Rig Shares or the Earnings;
(ii)	the Charged Property;
(iii)	compliance of the Borrower and each other Transaction Obligor with the terms of the Finance Documents; and
(iv)	the financial condition, business and operations of the Borrower and each other Transaction Obligor;
as any Finance Party (through the Facility Agent) may reasonably request; and
(d)	promptly, such further information and/or documents as any Finance Party (through the Facility Agent) may reasonably request so as to enable such Finance Party to comply with any laws applicable to it (including, without limitation, compliance with FATCA).
18.5	Notification of default
(a)	The Borrower shall, and shall procure that Ocean Rig shall, notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.
(b)	Promptly upon a request by the Facility Agent, the Borrower shall supply to the Facility Agent a certificate signed by one director or senior officer on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).
18.6	Use of websites
(a)	The Borrower may satisfy its obligation under the Finance Documents to which it is a party to deliver any information in relation to those Lenders (the "Website Lenders") which accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Facility Agent (the "Designated Website") if:
(i)	the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Borrower and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and
(iii)	the information is in a format previously agreed between the relevant Transaction Obligor and the Facility Agent.
If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Facility Agent shall notify the Borrower accordingly and the Borrower shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Borrower shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.
(b)	The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower or any of them and the Facility Agent.
(c)	The Borrower shall promptly upon becoming aware of its occurrence notify the Facility Agent if:
(i)	the Designated Website cannot be accessed due to technical failure;
(ii)	the password specifications for the Designated Website change;
(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;
(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or
(v)	if the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.
If the Borrower notifies the Facility Agent under sub-paragraph (i) or (v) of paragraph (c) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.
(d)	Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Borrower shall comply with any such request within 10 Business Days.
18.7	"Know your customer" checks
(a)	If:
(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;
(ii)	any change in the status of the Borrower after the date of this Agreement; or
(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges a Finance Party (or, in the case of sub-paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of any Finance Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by a Servicing Party (for itself or on behalf of any other Finance Party) or any Lender (for itself or, in the case of the event described in sub-paragraph (iii) above, on behalf of any prospective new Lender) in order for such Finance Party or, in the case of the event described in sub-paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.
(b)	Each Lender shall promptly upon the request of a Servicing Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Servicing Party (for itself) in order for that Servicing Party to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.
19.	GENERAL UNDERTAKINGS
19.1	General
The undertakings in this Clause 19 (General Undertakings) remain in force throughout the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.
19.2	Authorisations
The Borrower shall, and shall procure that each other Transaction Obligor (save for the Counterparty) shall promptly:
(a)	obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisation; and
(b)	supply certified copies to the Facility Agent of any Authorisation required under any law or regulation of a Relevant Jurisdiction to enable it to:
(i)	perform its obligations under the Transaction Documents to which it is a party; and
(ii)	ensure the legality, validity, enforceability or admissibility in evidence in any Relevant Jurisdiction of any Transaction Document to which it is a party.
19.3	Compliance with laws
The Borrower shall, and shall procure that each other Transaction Obligor will, comply in all respects with all laws and regulations to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.
19.4	Taxation
(a)	The Borrower shall, and shall procure that each other Transaction Obligor will pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:
(i)	such payment is being contested in good faith;

(ii)	adequate reserves are maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Facility Agent under Clause 18.2 (Provision of financial statements); and
(iii)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.
(b)	Except as approved by the Majority Lenders, each Transaction Obligor shall ensure that it is and it remains in compliance with its Tax obligations in the jurisdiction in which it is incorporated.
19.5	Overseas companies
The Borrower shall promptly inform the Facility Agent if it delivers to the Registrar particulars required under the Overseas Regulations of any UK Establishment and it shall comply with any directions given to it by the Facility Agent regarding the recording of any Transaction Security on the register which it is required to maintain under The Overseas Companies (Execution of Documents and Registration of Charges) Regulations 2009.
19.6	Pari passu ranking
The Borrower shall, and shall procure that each other Transaction Obligor (save for the Counterparty), ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.
19.7	Ownership
(a)	At all times during the Security Period the Ocean Rig Shares will be owned by the Borrower free of any Security other than any Transaction Security created pursuant to the Finance Documents.
(b)	With effect on and from its creation or intended creation, the Borrower shall hold the legal title to, and own the entire beneficial interest in any other assets the subject of any Transaction Security created or intended to be created by it.
19.8	Disposals
The Borrower will not transfer, lease or otherwise dispose of:
(a)	any interest in the Ocean Rig Shares or the Earnings; or
(b)	all or a substantial part of its assets, whether by one transaction or a number of transactions, whether related or not unless following the completion of such transfer, lease or disposal it continues to be in compliance with all financial covenants to which it is subject (including, but not limited, to any facility agreements, guarantee or indenture to which it is, or will become, a party).
19.9	Merger
The Borrower shall not enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction.
19.10	Change of business
The Borrower shall not make any substantial change to the nature of its business from that existing on the date of this Agreement.

19.11	Non-Permitted Financial Indebtedness and terms of refinancing of Existing Indebtedness
The Borrower will:
(a)	not incur any Non-Permitted Financial Indebtedness except where all the proceeds of such Non-Permitted Financial Indebtedness are applied towards prepayment of the Loan in accordance with the provisions of this Agreement; and
(b)	ensure that any Financial Indebtedness to be incurred by it to refinance the Existing Indebtedness shall have a tenor expiring no earlier than the date falling on the second anniversary (or, in the case of the Ocean Rig Facility Agreement, 18 months) of the Utilisation Date, be subject to such other terms and conditions in all respects acceptable to the Facility Agent and that the Financial Indebtedness to be incurred by it pursuant to the Ocean Rig Facility Agreement shall not exceed at any relevant time the amount of $120,000,000.
19.12	Dividends
The Borrower shall not make or pay any dividend or other distribution (in cash or in kind) in respect of its share capital.
19.13	Other transactions
The Borrower shall not:
(a)	grant any Security over the Ocean Rig Shares or the Earnings other than as permitted under this Agreement; or
(b)	enter into any transaction on terms which are, in any respect, less favourable to the Borrower than those which it could obtain in a bargain made at arms' length; or
(c)	acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks other than in the ordinary course of its business of acquiring shares in any special purpose companies or corporations which become the direct or indirect owners of ships or drill ships and which are to become wholly or partially-owned Subsidiaries of the Borrower; or
(d)	change its constitutional documents.
19.14	Unlawfulness, invalidity and ranking; Security imperilled
The Borrower shall not do (or fail to do) or cause or permit another person to do (or omit to do) anything which is likely to:
(a)	make it unlawful for the Borrower to perform any of its obligations under the Transaction Documents;
(b)	cause any obligation of the Borrower under the Transaction Documents to cease to be legal, valid, binding or enforceable;
(c)	cause any Transaction Document to cease to be in full force and effect;
(d)	cause any Transaction Security to rank after, or lose its priority to, any other Security; and
(e)	imperil or jeopardise the Transaction Security.

19.15	Further assurance
(a)	The Borrower shall promptly, and in any event within the time period specified by the Security Agent do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgments, proxies and powers of attorney), as the Security Agent may specify (and in such form as the Security Agent may require in favour of the Security Agent or its nominee(s)):
(i)	to create, perfect, vest in favour of the Security Agent or protect the priority of the Security or any right of any kind created or intended to be created under or evidenced by the Finance Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent, any Receiver or the Secured Parties provided by or pursuant to the Finance Documents or by law;
(ii)	in addition and without limitation to any obligation under Clause 20 (Security Cover), to confer, upon the occurrence of an Event of Default that is continuing, on the Security Agent or on the Secured Parties Security over any property or assets of the Borrower located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Finance Documents;
(iii)	to facilitate or expedite the realisation and/or sale of, the transfer of title to or the grant of, any interest in or right relating to the assets which are, or are intended to be, the subject of the Transaction Security or to exercise any power specified in any Finance Document in respect of which the Security has become enforceable; and/or
(iv)	to enable or assist the Security Agent to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any item of the Security Property.
(b)	The Borrower shall, take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Secured Parties by or pursuant to the Finance Documents.
(c)	At the same time as the Borrower delivers to the Security Agent any document executed under this Clause 19.15 (Further assurance), the Borrower shall deliver to the Security Agent a certificate signed by an officer which shall:
(i)	set out the text of a resolution of the Borrower's directors specifically authorising the execution of the document specified by the Security Agent; and
(ii)	state that either the resolution was duly passed at a meeting of the directors validly convened and held, throughout which a quorum of directors entitled to vote on the resolution was present, or that the resolution has been signed by all the directors of officers and is valid under the Borrower's articles of association or other constitutional documents.
19.16	Sanctions and compliance with laws
(a)	Compliance with laws
The Borrower shall, and shall procure that each other Obligor and each other member of the Group and each Affiliate of any of them shall, comply in all respect with all Sanctions.

(b)	Sanctions
(i)	The Borrower undertakes that it, and shall procure that each other Obligor and any other member of the Group or any of their Affiliates, or, to the Borrower's knowledge (having made due and careful enquiry), any director, officer, agent, employee or person acting on behalf of the foregoing, is not a Restricted Person and does not act directly or indirectly on behalf of a Restricted Person.
(ii)	The Borrower shall, and shall procure that each other Obligor and any other member of the Group or any of their Affiliates shall, not use any revenue or benefit derived from any activity or dealing with a Restricted Person in discharging any obligation due or owing to the Finance Parties.
(iii)	The Borrower shall, and shall procure that each other Obligor and any other member of the Group or any of their Affiliates shall, procure that no proceeds from any activity or dealing with a Restricted Person are credited to any bank account held with any Finance Party in its name or in the name of any other Obligor or any other member of the Group or any Affiliate of any of them.
(iv)	The Borrower undertakes that it, and shall procure that each other Obligor and any other member of the Group or any of their Affiliates, has taken reasonable measures to comply with Sanctions.
(v)	The Borrower shall, and shall procure that each other Obligor and any other member of the Group or any of their Affiliates shall, to the extent permitted by law promptly upon becoming aware of them supply to the Facility Agent details of any claim, action, suit, proceedings or investigation against it with respect to Sanctions by any Sanctions Authority.
(vi)	The Borrower shall not accept, and shall procure that no other Obligor and no member of the Group or any of their Affiliates shall, obtain or receive any goods or services from any Restricted Person, except (without limiting paragraph (a) of Clause 19.16 (Sanctions and compliance with laws)), to the extent relating to any warranties and/or guarantees given and/or liabilities incurred in respect of an activity or dealing with a Restricted Person by any Obligor in accordance with this Agreement.
(c)	Use of proceeds
The Borrower shall not, and shall procure that no other Obligor or member of the Group or any of their Affiliates shall not, permit or authorise any other person to, directly or indirectly, use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of the Loan or other transactions contemplated by this Agreement to fund or facilitate trade, business or other activities:
(i)	involving or for the benefit of any Restricted Person; or
(ii)	in any other manner that could result in any other Obligor or a Finance Party being in breach of any Sanctions or becoming a Restricted Person.
19.17	Subordination of loans
The Borrower undertakes:
(a)	to cause all loans made to it by a Subordinated Creditor (including, but not limited to, the loan made or to be made available to the Borrower under the Ocean Rig Facility Agreement)

and all sums and other obligations (financial or otherwise) owed by it to that Subordinated Creditor to be fully subordinated to the Secured Liabilities on terms in all respects acceptable to the Facility Agent; and
(b)	that in connection the Ocean Rig Facility Agreement, it shall not:
(i)	make any principal prepayment during the Security Period;
(ii)	allow the discharge of any of the Subordinated Liabilities by set-off or any similar right (except where such set-off or similar right is mandatorily required by law);
(iii)	amend, vary or waive any term of the Ocean Rig Facility Agreement which may result in:
(A)	the subordination of the Subordinated Liabilities to the Secured Liabilities being impaired and/or the tenor of the Ocean Rig Facility Agreement expiring in less than 18 months; and
(B)	(B)an increase to the total amount payable by the Borrower under the Ocean Rig Facility Agreement (other than arising as a result of an increase in LIBOR);
(iv)	create any Security in favour of Ocean Rig securing any of the Subordinated Liabilities; or
(v)	do or omit to do anything as a result of which the subordination of the Subordinated Liabilities to the Secured Liabilities may be impaired.
19.18	German Resident Finance party
(a)	To the extent a Finance Party is resident in Germany ("Inlander") within the meaning of Section 2 Paragraph 15 of the German foreign trade and payment act (AWG AuRenwirtschaftsgesetz) and therefore subject to Section 7 of the (AWV AuRenwirtschaftsverordnung) would not be permitted to accept a representation or an undertaking that is made or is to be made or is granted or is to be granted by the Borrower and/or a Transaction Obligor with respect to Sanctions under this Agreement, such Finance Party shall not, in the event of a breach by the Borrower and/or a Transaction Obligor of any such representation or undertaking be entitled to invoke or declare an Event of Default or vote for a cancellation of the Total Commitments and immediate repayment of the Loan in accordance with Clause 21.23 (Acceleration).
(b)	In relation to a Lender that notifies the Facility Agent to such effect the representations in Clause 17.25 (Sanctions) given by, and the undertakings in Clause 19.17 (Sanctions and Compliance with Laws) of, any Transaction Obligor to any Finance Party resident in Germany ("Inlander") within the meaning of Section 2 Para. 15 of the AWV are granted only to the extent that such Secured Party itself would be permitted to receive such representations or undertakings pursuant to Section 7 of the AWV.
(c)	On any matter referred to in paragraph (a) above in respect of which the Lenders are to vote but in respect of which a German-resident Lender to whom paragraph (a) above applies shall not vote in accordance with such paragraph:
(i)	for the purposes of determining whether approval of the Majority Lenders is obtained the references in the definition of "Majority Lenders" to 66% per cent. of the Total Commitments and to 66% per cent. of the Loan shall for this purpose be construed to refer to 66% per cent. of the Total Commitments or, as the case may be, the Loan only taking account of the other Commitments of, or as the case may be, the participation in the Loan of, the Lenders and ignoring the Commitment of or, as the case may be, the participation in the Loan of, the German-resident Lender; and an action taken by the Majority Lenders as such definition is modified by this paragraph (c) shall be valid in the applicable circumstances and binding all Parties; and
(ii)	for the purposes of determining whether the approval of all Lenders is obtained, all Lenders shall be construed to mean the other Lenders ignoring the German-resident Lender and an action taken by all Lenders as modified by this paragraph (c) shall be valid in the applicable circumstances and binding on all Parties.
19.19	Additional security; Ocean Rig Shares
The Borrower undertakes to procure that Ocean Rig:
(a)	maintains the effectiveness of a Registration Statement at all times during the Security Period, including, without limitation, if (i) the Borrower and/or Ocean Rig loses its status as a "well-known seasoned issuer" (as defined in Rule 405 of the Securities Act), (ii) the form used to register the Ocean Rig Shares expires, (iii) Ocean Rig is no longer eligible to use such form or (iv) additional shares of Common Stock are credited to the Securities Account; and
(b)	before filing with the SEC a Registration Statement or any amendments or supplements thereto, furnishes to the Security Agent, copies of all such documents proposed to be filed, including documents incorporated by reference in such Registration Statement and, if requested by the Security Agent, the exhibits incorporated by reference (in each case only to the extent such documents or exhibits are not available on the SEC's EDGAR site); and
(c)	makes all corrections reasonably requested by the Security Agent with respect to information relating to the Security Agent or this Agreement or any other Finance Document prior to filing any Registration Statement or amendment thereto or any supplement thereto, provided that the Security Agent shall provide any comments on such Registration Statement no later than 5 Business Days after receipt (not counting the day of receipt) and that Ocean Rig shall be entitled to assume that the Security Agent has no comments if none are received within such 5 Business Day period; and
(d)	notifies the Security Agent by facsimile or e-mail as promptly as practicable, and in any event within 2 Business Days, after any Registration Statement or any post-effective amendment or supplement is filed and declared effective and simultaneously provides the Security Agent with copies of any related Prospectus to be used in connection with the sale or other disposition of the Ocean Rig Shares covered thereby; and
(e)	notifies the Security Agent of the receipt of any comments from the SEC with respect to any Registration Statement and responds to such comments and prepares and files with the SEC, if necessary, such amendments and supplements to such Registration Statement and the Prospectus used in connection with such Registration Statement or any document incorporated therein by reference or file any other required document as may be necessary to comply with the provisions of the Securities Act and rules thereunder, including if required the filing of a supplemental Prospectus pursuant to Securities Act Rule 424 or any free-writing Prospectus pursuant to Rule 433, with respect to the disposition of all Ocean Rig Shares covered by such Registration Statement and the instructions applicable to the registration form used by Ocean Rig; and
(f)	furnishes to the Security Agent, without charge, such numbers of copies of each Registration Statement, each amendment thereto, each Prospectus, including each preliminary

Prospectus and each amendment or supplement thereto, in each case in conformity with the requirements of the Securities Act and the rules thereunder, and such other related documents as the Security Agent may reasonably request in order to facilitate the disposition of Ocean Rig Shares; and
(g)	registers and qualifies the Ocean Rig Shares covered by each Registration Statement under securities or blue sky laws of such states or jurisdictions in the United States as shall be reasonably requested by the Security Agent and to keep such qualification effective during the period such Registration Statement is effective; and
(h)	notifies the Security Agent of the receipt by Ocean Rig of any notification with respect to the suspension of the qualification of any Ocean Rig Shares for sale under applicable securities or blue sky laws of any state or jurisdiction in the United States; and obtains the withdrawal of any order suspending the effectiveness of any Registration Statement, and obtains the lifting of any suspension of the qualification (or exemption from qualification) of the offer and transfer of any of the Ocean Rig Shares in any jurisdiction, at the earliest possible moment Provided that Ocean Rig shall not be required in connection therewith or as a condition thereto to (i) qualify to do business or register as a broker or dealer in any such jurisdiction where it would not otherwise be required to qualify or register but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) file a general consent to service of process in any such state or jurisdiction; and
(i)	in connection with an offer and sale of Ocean Rig Shares by or on behalf of the Security Agent, enters into and performs customary agreements and take such other commercially reasonable actions as are required to expedite or facilitate each disposition of the Ocean Rig Shares including, in the event of any underwritten or agented offering, enters into and performs Ocean Rig's obligations under an underwriting or agency agreement (including indemnification and contribution obligations of underwriters or agents and representations and warranties by Ocean Rig to the underwriters), in usual and customary form, with the managing underwriter or underwriters of or agents for such offering and use its best efforts to obtain executed lock-up agreements from the officers and directors of Ocean Rig, if requested by the underwriters, and take all such other actions as the Security Agent reasonably requests in order to expedite or facilitate the disposition of such Ocean Rig Shares; and
(j)	reasonably cooperates and causes its Affiliates and its accountants and attorneys to cooperate, including relating to the preparation of a Registration Statement and participation in drafting sessions and due diligence sessions, including making available the officers, accountants, counsel, premises, books and records of Ocean Rig and its Affiliates for such purpose, and shall cause the appropriate officers of Ocean Rig and its Affiliates to attend and participate in any "road shows" or informational meetings; and
(k)	notifies the Security Agent of any stop order suspending the effectiveness of a Registration Statement issued or for the issuance of which proceedings have been instituted, or, to the extent Ocean Rig has actual knowledge thereof, threatened to be issued by the SEC in connection therewith, and takes all commercially reasonable actions required to prevent the entry of such stop order or to remove it if entered it being understood that this paragraph (k) of Clause 19.19 (Additional security; Ocean Rig Shares) is not a limitation on the requirements of pa ragraph(a) of Clause 19.19 (Additional security; Ocean Rig Shares); and
(l)	promptly notifies the Security Agent of the happening of any transaction or event during the period a Registration Statement is effective as a result of which the Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of any Prospectus), not misleading; and thereafter, Ocean Rig uses its best efforts to promptly prepare (and, when completed, gives notice and provides a copy thereof to the Security Agent) a supplement or amendment to such Prospectus so that such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; and
(m)	makes generally available to Ocean Rig's security holders copies of an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158, following the end of the twelve (12) month period beginning with the first month of Ocean Rig's first fiscal quarter commencing after the effective date of a Registration Statement filed pursuant to the Finance Documents; and
(n)	in connection with an offer and sale of Ocean Rig Shares by or on behalf of the Security Agent, makes available for inspection by the Security Agent, any underwriter participating in such offering and the representatives of the Security Agent, all financial, corporate and other information as shall be reasonably requested by them, and provides the Security Agent, any underwriter participating in such offering and the representatives of the Security Agent and underwriters the reasonable opportunity to discuss the business affairs of Ocean Rig with its principal executives and independent public accountants who have certified the audited financial statements included in such Registration Statement, in each case all as reasonably necessary to enable them to exercise their due diligence responsibility under the Securities Act Provided however that the information which Ocean Rig determines, in good faith, to be confidential and which Ocean Rig advises such person in writing is confidential shall not be disclosed unless such person signs a confidentiality agreement reasonably satisfactory to Ocean Rig, or the Security Agent or underwriter agrees to be responsible for such person's breach of confidentiality on terms reasonably satisfactory to Ocean Rig; and
(o)	in the event of any underwritten or agented offering, obtains a so-called "comfort letter" from Ocean Rig's independent public accountants, and legal opinions of counsel to Ocean Rig addressed to the underwriter participating in such offering, in customary form and covering such matters of the type customarily covered by such letters and opinions, and in a form that shall be reasonably satisfactory to the underwriters; and
(p)	provides and causes to be maintained a transfer agent and registrar for all Ocean Rig Shares covered by any Registration Statement from and after a date not later than the effective date of such Registration Statement; and
(q)	makes all required filings with NASDAQ; and
(r)	as expeditiously as possible and within the deadlines specified by the Securities Act, makes all required filing fee payments in respect of each Registration Statement and Prospectus (and each offering covered thereby); and
(s)	promptly notifies the Security Agent of any pending proceeding against Ocean Rig under Section 8A of the Securities Act in connection with the offering of the Ocean Rig Shares; and
(t)	after an Event of Default has occurred and is continuing, take such other actions as are reasonably required in order to expedite or facilitate the disposition of Ocean Rig Shares; and

(u)	ensures that each Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein) does not contain any untrue statement of a material fact or omits to state a material fact required to be stated therein, or necessary to make the statements therein not misleading (except, with respect to the Security Agent, for an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to Ocean Rig by or on behalf of the Security Agent specifically for use therein); and
(v)	makes available to the Security Agent promptly after the same is prepared and publicly distributed, or received by Ocean Rig, one copy of each Registration Statement and each amendment thereto, each preliminary Prospectus and Prospectus and each amendment or supplement thereto, each letter written by or on behalf of Ocean Rig to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and each item of correspondence from the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement (other than any portion thereof which contains information for which Ocean Rig has sought confidential treatment), except to the extent that such Registration Statement, amendment thereto, preliminary Prospectus and Prospectus and amendment or supplement thereto, and correspondence is available on the SEC's EDGAR site; and
(w)	files with the SEC a Form 6-K (or equivalent) if at any time the Security Agent takes control of any of the Ocean Rig Shares, and ensures that such form includes an express statement that the information contained within the same shall be incorporated by way of reference into the Registration Statement; and
(x)	files or, as the case may be, furnishes to the SEC all documents or forms required to be filed or furnished by foreign private issuers whose securities trade on NASDAQ; and
(y)	promptly following the request of the Security Agent, files a supplement updating (i) the number of shares in Ocean Rig beneficially held by the Borrower, (ii) the use of brokers or underwriters in connection with the offer and sale of Ocean Rig Shares, (iii) the exercise by the Security Agent of the Securities Account Pledge and (iv) any other reasonable change requested by the Security Agent to facilitate the sale of any of the Ocean Rig Shares; and
(z)	if Ocean Rig loses its well-known seasoned issuer status, to file prior to the date on which such status will be lost (i) a registration statement covering the resale by the Security Agent of all shares of Common Stock then owned by the Borrower and (ii) update all financial statements contained in such registration statement pursuant to section 10(a)(3) of the Securities Act; and
(aa)	after an Event of Default occurs which is continuing and within 5 Business Days from the Security Agent's request, files with the SEC a Form 6-K (or the equivalent) (which will include an express statement that the information in the form is incorporated by reference into the Registration Statement) disclosing any material non-public information known to the Security Agent;

20.	SECURITY COVER
20.1	Minimum required security cover
The Borrower undertakes with each Finance Party that if the Facility Agent notifies the Borrower that:
(a)	the Market Value of the Ocean Rig Shares; plus
(b)	the net realisable value of any additional security previously provided under this Clause 20 (Security Cover), is below 205 per cent. of the Loan, the Borrower shall within 5 Business Days of the Facility Agent's written notice provide or procure that a third party provides additional security which in the opinion of the Facility Agent (acting with the authorisation of the Majority Lenders) has a market value (which shall be determined in accordance with Clause 20.3 (Value of security)), which when aggregated with the Market Value of the Ocean Rig Shares, is at least equal to 250 per cent. of the Loan (as reduced, on nominal basis, if the circumstances referred to in the last paragraph of this Clause 20.1 (Minimum required security cover) apply at any time) and which consists of:
(i)	cash (in Dollars) unconditionally and irrevocably credited to the Securities Account; or
(ii)	additional shares of Common Stock unconditionally and irrevocably credited to the Securities Account, all of which shares of Common Stock must be registered with the SEC pursuant to an effective Registration Statement at the time of credit and throughout the Security Period; or
(iii)	any other form of additional security in all respects acceptable to the Facility Agent (acting with the authorisation of the Majority Lenders).
If at any time additional security is taken over cash pursuant to this Clause 20.1 (Minimum required security cover), such cash shall, only in the context of determining whether the Borrower is in compliance with this Clause 20.1 (Minimum required security cover), be applied (on a nominal basis) in reduction of the Loan.
20.2	Requirement for additional documents
The Borrower shall not be deemed to have complied with Clause 20.1 (Minimum required security cover) until the Facility Agent has received in connection with the additional security certified copies of documents of the kinds referred to in paragraphs 1.2 and 1.3 of Schedule 2 (Conditions Precedent), Part A and, if required, legal opinions in terms acceptable to the Majority Lenders from such lawyers as they may select.
20.3	Value of security
The market value of any security which is provided under Clause 20.1 (Minimum required security cover) shall be determined as follows:
(a)	if it consists of shares of Common Stock, by reference to the trading value of such shares in the NASDAQ by calculating the average VWAP of the Common Stock during the 30 Trading Days preceding the date of the Facility Agent's determination;
(b)	if it consists of cash, the Dollar amount thereof; and

(c)	if its consist of additional security over any other asset (other than those referred to in paragraphs (a) and (b) above), the net realisable value of that additional security which shall be determined by the Facility Agent (acting with the authorisation of the Majority Lenders).
20.4	Valuations binding
Any valuation under Clause 20.3 (Value of security) shall be binding and conclusive as regards the Borrower.
20.5	Release of security
(a)	If the Security Cover shall at any time exceed 325 per cent. of the Loan (the "Maximum Required Security Cover"), the Facility Agent, after receiving notice from the Borrower together with evidence satisfactory to the Lenders that the Security Cover has exceeded the Maximum Required Security Cover shall, subject to being indemnified to the Facility Agent's satisfaction against any costs arising out of such release, cause the Security Agent to release any security, the form of which the Facility Agent decides (acting with the authorization of all Lenders), to the extent that the Maximum Required Security Cover is maintained following such release and subject to no Event of Default being in existence at that time or resulting from such release.
(b)	All dividends, distributions, interest or other income payable in respect of the Ocean Rig Shares or any other property credited to the Securities Account from time to time shall be retained in the Securities Account except that, unless and until an Event of Default shall have occurred and be continuing:
(i)	promptly after receipt from the Borrower of a request in writing to invest or reinvest any cash credited to the Securities Account in a manner permitted under the Control Agreement, the Security Agent shall direct the Broker to make such investment or reinvestment; and
(ii)	promptly after receipt from the Borrower of a request in writing to release to the Borrower or its order any dividends, distributions, interest or other income then credited to the Securities Account in respect of the Ocean Rig Shares or any other property, the Security Agent shall direct the Broker to debit such dividends, distributions, interest or other income from the Securities Account and to transfer same in accordance with the Borrower's request.
20.6	Top-up or prepayment based on Closing Share Price
If at any time the product of (1) the Closing Share Price and (2) number of shares of Common Stock comprising the Ocean Rig Shares is below 150 per cent. of the Loan, the Borrower undertakes, following the receipt of a notice from the Facility Agent, to use its reasonable endeavours to (i) prepay such part of the Loan so that, following such prepayment, the product of (1) and (2) above is at least equal to 200 per cent. of the Loan or (ii) to provide or ensure that a third party provides additional security which in the opinion of the Facility Agent (acting with the authorisation of the Majority Lenders) has a market value which, when aggregated with the product of (1) and (2) above, is at least equal to 200 per cent. of the Loan. If at any time additional security is taken over cash pursuant to this Clause 20.6 such cash shall, in the context of determining the level of Security Cover for the purpose of this Clause 20.6 (Top-up or prepayment based on Closing Share Price) be applied (on a nominal basis) in reduction of the Loan.
It is hereby agreed and acknowledged by the parties hereto that:

(a)	the Facility Agent shall be entitled to serve a notice under Clause 20.1 (Minimum required security cover) or Clause 20.6 (Top-up or prepayment based on Closing Share Price) (but not pursuant to both Clauses) at any time; and
(b)	a failure by the Borrower to procure a prepayment of the Loan or the provision of any additional security pursuant to this Clause 20.6 shall not constitute an Event of Default.
21.	EVENTS OF DEFAULT
21.1	General
Each of the events or circumstances set out in this Clause 21 (Events of Default) is an Event of Default except for Clause 21.23 (Acceleration) and Clause 21.24 (Enforcement of security).
21.2	Non-payment
The Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:
(a)	its failure to pay is caused by:
(i)	administrative or technical error; or
(ii)	a Disruption Event; and
(b)	payment is made within 3 Business Days of its due date.
21.3	Specific obligations
A breach occurs of Clause 4.4 (Waiver of conditions precedent), Clause 19.6 (Pad passu ranking), Clause 19.7 (Ownership), Clause 19.11 (No Financial Indebtedness and terms of refinancing of Existing Indebtedness), Clause 19.12 (Dividends), Clause 19.13 (Other transactions), Clause 19.14 (Unlawfulness, invalidity and ranking; Security imperilled), Clause 19.16 (Sanctions and compliance with laws), Clause 19.17 (Subordination of Loans), Clause 19.20 (Additional security; Ocean Rig Shares) or Clause 20 (Security Cover).
21.4	Other obligations
(a)	Neither the Borrower nor Ocean Rig complies with any provision of the Finance Documents (other than those referred to in Clause 21.2 (Non-payment) and Clause 21.3 (Specific obligations)).
(b)	No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days of the Facility Agent giving notice to the Borrower or (if earlier) the Borrower becoming aware of its failure to comply.
21.5	Misrepresentation
Any representation or statement made or deemed to be made by the Borrower or Ocean Rig in the Finance Documents or any other document delivered by or on behalf of the Borrower or Ocean Rig under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.
21.6	Cross default
(a)	Any Financial Indebtedness of the Borrower or Ocean Rig is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of the Borrower or Ocean Rig is declared to be due and payable prior to its specified maturity as a result of an event of default (however described).
(c)	Any creditor of the Borrower or Ocean Rig declares any Financial Indebtedness of the Borrower or Ocean Rig to be due and payable prior to its specified maturity as a result of an event of default (however described).
(d)	No Event of Default will occur under this Clause 21.6 (Cross default) if the aggregate amount of Financial Indebtedness falling within paragraphs (a) to (c) above is less than $5,000,000 (or its equivalent in any other currency) in aggregate in respect of Ocean Rig and the Borrower at any relevant time.
21.7	Insolvency
(a)	The Borrower and/or Ocean Rig:
(i)	is unable or admits inability to pay its debts as they fall due;
(ii)	is deemed to, or is declared to, be unable to pay its debts under applicable law;
(iii)	suspends or threatens to suspend making payments on any of its debts; or
(iv)	by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.
(b)	The value of the assets of the Borrower and/or Ocean Rig is less than its liabilities (taking into account contingent and prospective liabilities).
(c)	A moratorium is declared in respect of any indebtedness of the Borrower and/or Ocean Rig. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.
21.8	Insolvency proceedings
(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:
(i)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower and/or Ocean Rig;
(ii)	a composition, compromise, assignment or arrangement with any creditor of the Borrower and/or Ocean Rig;
(iii)	the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of the Borrower and/or Ocean Rig or any of its assets; or
(iv)	enforcement of any Security over any assets of the Borrower and/or Ocean Rig, or any analogous procedure or step is taken in any jurisdiction.
(b)	Paragraph (a) above shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 30 days of commencement.
21.9	Creditors' process

Any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset or assets having an aggregate value in excess of $5,000,000 (or its equivalent in any other currency) of either the Borrower or Ocean Rig.
21.10	Ownership
Without the prior consent of the Majority Lenders, the Counterparty (either directly and/or through companies beneficially owned by members of the Counterparty and/or trusts or foundations of which the Counterparty is a beneficiary) owns and controls less than 10 per cent. of the issued voting share capital of the Borrower.
21.11	Unlawfulness, invalidity and ranking
(a)	It is or becomes unlawful for the Borrower and/or Ocean Rig to perform any of its obligations under the Finance Documents.
(b)	Any obligation of the Borrower and/or Ocean Rig under the Finance Documents is not or ceases to be legal, valid, binding or enforceable.
(c)	Any Finance Document ceases to be in full force and effect or to be continuing or is or purports to be determined or any Transaction Security is alleged by a party to it (other than a Finance Party) to be ineffective.
(d)	Any Transaction Security proves to have ranked after, or loses its priority to, any other Security.
21.12	Security imperilled
Any Security created or intended to be created by a Finance Document is in any way imperilled or in jeopardy.
21.13	Cessation of business
The Borrower and/or Ocean Rig suspends or ceases to carry on (or threatens to suspend or ceases to carry on) all or a material part of its business, such cessation is reasonably likely to have a Material Adverse Effect.
21.14	Expropriation
The authority or ability of the Borrower and/or Ocean Rig to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to the Borrower and/or Ocean Rig or any of their assets.
21.15	Repudiation and rescission of agreements
A Transaction Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Transaction Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Transaction Document or any Transaction Security.
21.16	Litigation
Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to any of the Transaction Documents or the transactions contemplated in any of the Transaction Documents or against the Borrower and/or Ocean Rig or their assets which has or is reasonably likely to have a Material Adverse Effect.
21.17	Material adverse change
Any event or circumstance occurs which, in the opinion of the Majority Lenders, has or is reasonably likely to have a Material Adverse Effect.
21.18	Refinancing
The Borrower fails to present to the Facility Agent by no later than the date falling 2 months prior to the Initial Maturity Date (or, in circumstances where the tenor of the Loan is extended pursuant to Clause 6.4 (Extension of facility) a well-defined, documented and feasible plan satisfactory to the Facility Agent (acting with the authorisation of all Lenders) regarding the manner in which the Loan will be fully re-financed on the applicable Maturity Date.
21.19	Registration Statement
A Registration Statement is not effective or ceases to be effective at any time during the Security Period.
21.20	Ocean Rig Shares
(a)	The Ocean Rig Shares cannot be freely sold by the Security Agent (in circumstances where the Security Agent becomes entitled to sell the Ocean Rig Shares) at any time during the Security Period (subject to the grace period referred to in paragraph (aa) of Clause 19.9 (Additional security; Ocean Rig Shares)).
(b)	The Borrower ceases to wholly own any of the Ocean Rig Shares.
(c)	It appears to the Majority Lenders, having made reasonable enquiry in relation thereto, that without their prior consent a change has occurred or probably has occurred after the date of this Agreement in the direct or ultimate, legal or beneficial ownership of any of the Ocean Rig Shares, or in the direct or ultimate, legal or beneficial control of the voting rights attaching to any of those shares.
(d)	Any official consent necessary to enable the Borrower to own the Ocean Rig Shares or to enable the Borrower expires without renewed, is revoked or becomes liable to revocation or any condition of such consent is not fulfilled.
21.21	NASDAQ
The shares of the Borrower and/or Ocean Rig cease to be listed on NASDAQ.
21.22	Acceleration
On and at any time after the occurrence of an Event of Default that has occurred and is continuing the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:
(a)	cancel the Total Commitments, whereupon they shall immediately be cancelled;
(b)	declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon it shall become immediately due and payable; and/or

(c)	declare that all or part of the Loan be payable on demand, whereupon it shall immediately become payable on demand by the Facility Agent acting on the instructions of the Majority Lenders, and the Facility Agent may serve notices under paragraphs (a), (b) and (c) above simultaneously or on different dates and the Security Agent may take any action referred to in Clause 21.24 (Enforcement of security) if no such notice is served or simultaneously with or at any time after the service of any of such notice.
21.23	Enforcement of security
On and at any time after the occurrence of an Event of Default that has occurred and is continuing the Security Agent may, and shall if so directed by the Majority Lenders, take any action which, as a result of the Event of Default or any notice served under Clause 21.23 (Acceleration).

SECTION 8
CHANGES TO PARTIES
22.	CHANGES TO THE LENDERS
22.1	Assignments and transfers by the Lenders
Subject to this Clause 22 (Changes to the Lenders), a Lender (the "Existing Lender") may:
(a)	assign any of its rights; or
(b)	transfer by novation any of its rights and obligations,
under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender").
22.2	Conditions of assignment or transfer
(a)	The consent of the Borrower is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is:
(i)	to another Lender or an Affiliate of a Lender; or
(ii)	made at a time when an Event of Default is continuing.
(b)	The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent five Business Days after the Existing Lender has requested it in writing unless such consent is expressly refused by the Borrower within that time.
(c)	An assignment will only be effective on:
(i)	receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Secured Parties as it would have been under if it were an Original Lender; and
(ii)	performance by the Facility Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.
(d)	A transfer will only be effective if the procedure set out in Clause 22.5 (Procedure for transfer) is complied with.
(e)	If:
(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and
(ii)	as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax Gross Up, Indemnities and FATCA) or Clause 13 (Increased Costs),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (e) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facility.
(f)	Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.
22.3	Assignment or transfer fee
The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of US$5,000.
22.4	Limitation of responsibility of Existing Lenders
(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:
(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;
(ii)	the financial condition of any Transaction Obligor;
(iii)	the performance and observance by any Transaction Obligor of its obligations under the Finance Documents or any other documents; or
(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded.
(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties and the Secured Parties that it:
(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Transaction Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Finance Document or the Transaction Security; and
(ii)	will continue to make its own independent appraisal of the creditworthiness of each Transaction Obligor and its related entities throughout the Security Period.
(c)	Nothing in any Finance Document obliges an Existing Lender to:
(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 22 (Changes to the Lenders); or
(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Transaction Obligor of its obligations under the Finance Documents or otherwise.

22.5	Procedure for transfer
(a)	Subject to the conditions set out in Clause 22.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with this Agreement and delivered in accordance with this Agreement, execute that Transfer Certificate.
(b)	The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.
(c)	Subject to Clause 22.9 (Pro rata interest settlement), on the Transfer Date:
(i)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security, each of the Transaction Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the "Discharged Rights and Obligations");
(ii)	each of the Transaction Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Transaction Obligor and the New Lender have assumed and/or acquired the same in place of that Transaction Obligor and the Existing Lender;
(iii)	the Facility Agent, the Security Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Security Agent, the Arranger and the Existing Lenders shall each be released from further obligations to each other under the Finance Documents; and
(iv)	the New Lender shall become a Party as a "Lender".
22.6	Procedure for assignment
(a)	Subject to the conditions set out in Clause 22.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.
(b)	The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.
(c)	Subject to Clause 22.9 (Pro rata interest settlement), on the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;
(ii)	the Existing Lender will be released from the obligations (the "Relevant Obligations") expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and
(iii)	the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations.
(d)	Lenders may utilise procedures other than those set out in this Clause 22.6 (Procedure for assignment) to assign their rights under the Finance Documents (but not, without the consent of the Borrower or unless in accordance with Clause 22.5 (Procedure for transfer), to obtain a release by the Borrower from the obligations owed to the Borrower by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 22.2 (Conditions of assignment or transfer).
22.7	Copy of Transfer Certificate or Assignment Agreement to Borrower
The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.
22.8	Security over Lenders' rights
In addition to the other rights provided to Lenders under this Clause 22 (Changes to the Lenders), each Lender may without consulting with or obtaining consent from the Borrower, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:
(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and
(b)	in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:
(i)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or
(ii)	require any payments to be made by the Borrower other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.
22.9	Pro rata interest settlement
If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 22.5 (Procedure for transfer) or any assignment pursuant to Clause 22.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)	any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date ("Accrued Amounts") and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and
(b)	The rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:
(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and
(ii)	the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 22.9 (Pro rata interest settlement), have been payable to it on that date, but after deduction of the Accrued Amounts.
23.	CHANGES TO THE BORROWER
The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

SECTION 9
THE FINANCE PARTIES
24.	THE FACILITY AGENT AND THE ARRANGER
24.1	Appointment of the Facility Agent
(a)	Each other Finance Party appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.
(b)	Each other Finance Party authorises the Facility Agent to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.
24.2	Duties of the Facility Agent
(a)	Subject to paragraph (b) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.
(b)	Without prejudice to Clause 22.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), paragraph (a) above shall not apply to any Transfer Certificate or to any Assignment Agreement.
(c)	Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.
(d)	If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.
(e)	If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent or the Arranger or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.
(f)	The Facility Agent's duties under the Finance Documents are solely mechanical and administrative in nature.
24.3	Role of the Arranger
Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under, or in connection with, any Finance Document.
24.4	No fiduciary duties
(a)	The Facility Agent shall not have any duties or obligations to any person under the Finance Documents except to the extent that they are expressly set out in the Finance Documents.
(b)	The provisions of paragraph (a) above shall apply even if, notwithstanding and contrary to paragraph (a) above, any provision of this Agreement or any other Finance Document by operation of law has the effect of constituting the Facility Agent as a fiduciary.
(c)	Nothing in the Finance Documents constitutes the Facility Agent or the Arranger a trustee of any other person.

(d)	None of the Facility Agent, the Security Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.
24.5	Application of receipts
Except as expressly stated to the contrary in any Finance Document, any moneys which the Facility Agent receives or recovers in its capacity as Facility Agent shall be applied by the Facility Agent in accordance with Clause 28.5 (Application of receipts; partial payments).
24.6	Business with the Transaction Obligors
The Facility Agent and the Arranger may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any Transaction Obligor.
24.7	Rights and discretions of the Facility Agent
(a)	The Facility Agent may rely on:
(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and
(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.
(b)	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:
(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 21.2 (Non-payment));
(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and
(iii)	any notice or request made by the Borrower (other than the Utilisation Request or a Selection Notice) is made on behalf of and with the consent and knowledge of all the Transaction Obligors.
(c)	The Facility Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.
(d)	The Facility Agent may act in relation to the Finance Documents through its personnel and agents.
(e)	The Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.
(f)	Notwithstanding any other provision of any Finance Document to the contrary, the Facility Agent is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.
24.8	Majority Lenders' instructions
(a)	Unless a contrary indication appears in a Finance Document, the Facility Agent shall:
(i)	exercise any right, power, authority or discretion vested in it as Servicing Party in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as a Servicing Party); and
(ii)	not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.
(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.
(c)	The Facility Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.
(d)	In the absence of instructions from the Majority Lenders (or, if appropriate, the Lenders), the Facility Agent shall not be obliged to take any action (or refrain from taking action) (even if it considers acting or not acting to be in the best interests of the Lenders). The Facility Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.
(e)	The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (e) shall not apply to any legal or arbitration proceedings relating to the perfection, preservation or protection of rights under the Transaction Security or Finance Documents creating Transaction Security.
24.9	Responsibility for documentation
Neither the Facility Agent nor the Arranger:
(a)	is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Facility Agent, a Transaction Obligor or any other person given in, or in connection with, any Transaction Document; or
(b)	is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Transaction Security or any other agreement, arrangement or document entered into or made or executed in anticipation of, or in connection with, any Transaction Document or the Transaction Security; or
(c)	is responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.
24.10	Exclusion of liability
(a)	Without limiting paragraph (b) below (and without prejudice to the provisions of paragraph (e) of Clause 28.11 (Disruption to Payment Systems etc.), the Facility Agent will not be liable for any action taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct.
(b)	No Party other than the Facility Agent may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and each officer, employee or agent of the Facility Agent may rely on this Clause subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c)	The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.
(d)	Nothing in this Agreement shall oblige the Facility Agent or the Arranger to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Facility Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or the Arranger.
24.11	Lenders' indemnity to the Facility Agent
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of its gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 28.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by a Transaction Obligor pursuant to a Finance Document).
24.12	Resignation of the Facility Agent
(a)	The Facility Agent may resign and appoint one of its Affiliates acting through an office as successor by giving notice to the other Finance Parties and the Borrower.
(b)	Alternatively, the Facility Agent may resign by giving 30 days' notice to the other Finance Parties and the Borrower, in which case the Majority Lenders may appoint a successor Facility Agent.
(c)	If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Facility Agent may appoint a successor Facility Agent.
(d)	The retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions Facility Agent under the Finance Documents.
(e)	The Facility Agent's resignation notice shall only take effect upon the appointment of a successor.
(f)	Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 24 (The Facility Agent and the Arranger) and any other provisions of a Finance Document which are expressed to limit or exclude its liability in acting as Facility Agent. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.
(g)	The Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent shall resign in accordance with paragraph (b) above.

(h)	The consent of the Borrower (or any other Transaction Obligor) is not required for an assignment or transfer of rights and/or obligations by the Facility Agent.
(i)	The Facility Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:
(i)	the Facility Agent fails to respond to a request under Clause 12.7 (FATCA Information) and a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
(ii)	the information supplied by the Facility Agent pursuant to Clause 12.7 (FATCA Information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or
(iii)	the Facility Agent notifies the Borrower and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and that Lender, by notice to the Facility Agent, requires it to resign.
24.13	Confidentiality
(a)	In acting as Facility Agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.
(b)	If information is received by a division or department of the Facility Agent other than that division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Facility Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.
24.14	Relationship with the Lenders
(a)	Subject to Clause 22.9 (Pro rata interest settlement), the Facility Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Facility Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:
(i)	entitled to or liable for any payment due under any Finance Document on that day; and
(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement.
(b)	Each Lender shall supply the Facility Agent with any information that the Security Agent may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Lender shall deal with the

Security Agent exclusively through the Facility Agent and shall not deal directly with the Security Agent.
(c)	Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 30.5 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 30.2 (Addresses) and sub-paragraph (ii) of paragraph (a) of Clause 30.5 (Electronic communication) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.
24.15	Credit appraisal by the Lenders
Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Facility Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Finance Document including but not limited to:
(a)	the financial condition, status and nature of each Transaction Obligor;
(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;
(c)	whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Finance Document or the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;
(d)	the adequacy, accuracy and/or completeness of any information provided by the Facility Agent, any Party or by any other person under, or in connection with, any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and
(e)	the right or title of any person in or to or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.
24.16	Reference Banks
If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent shall (in consultation with the Borrower) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.
24.17	Facility Agent's management time
Upon the occurrence of an Event of Default, any amount payable to the Facility Agent under Clause 14.4 (Indemnity to the Servicing Parties), Clause 16 (Costs and Expenses) and Clause

24.11 (Lenders' indemnity to the Facility Agent) shall include the cost of utilising the Facility Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Borrower and the Lenders, and is in addition to any fee paid or payable to the Facility Agent under Clause 11 (Fees).
24.18	Deduction from amounts payable by the Facility Agent
If any Party owes an amount to the Facility Agent under the Finance Documents, the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.
24.19	Full freedom to enter into transactions
Notwithstanding any rule of law or equity to the contrary, the Facility Agent shall be absolutely entitled:
(a)	to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);
(b)	to deal in and enter into and arrange transactions relating to:
(i)	any securities issued or to be issued by any Transaction Obligor or any other person; or
(ii)	any options or other derivatives in connection with such securities; and
(c)	to provide advice or other services to any Borrower or any person who is a party to, or referred to in, a Finance Document, and, in particular, the Facility Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.
25.	THE SECURITY AGENT
25.1	Trust
(a)	The Security Agent declares that it shall hold the Security Property on trust for the Secured Parties on the terms contained in this Agreement and shall deal with the Security Property in accordance with this Clause 25 (The Security Agent) and the other provisions of the Finance Documents.
(b)	Each of the parties to this Agreement agrees that the Security Agent shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Finance Documents (and no others shall be implied).

(c)	The Security Agent shall not have any liability to any person in respect of its duties, obligations and responsibilities under this Agreement or the other Finance Documents except as expressly set out in paragraph (a) of Clause 25.1 (Trust) and as excluded or limited by this Clause 25 (The Security Agent) including in particular Clause 25.8 (Instructions to Security Agent and exercise of discretion), Clause 25.13 (Responsibility for documentation), Clause 25.14 (Exclusion of liability). Clause 25.16 (Lenders' indemnity to the Security Agent), Clause 25.23 (Business with the Transaction Obligors) and Clause 25.28 (Full freedom to enter into transactions).
25.2	Parallel Debt (Covenant to pay the Security Agent)
(a)	Each Transaction Obligor irrevocably and unconditionally undertakes to pay to the Security Agent its Parallel Debt which shall be amounts equal to, and in the currency or currencies of, its Corresponding Debt.
(b)	The Parallel Debt of a Transaction Obligor:
(i)	shall become due and payable at the same time as its Corresponding Debt;
(ii)	is independent and separate from, and without prejudice to, its Corresponding Debt.
(c)	For purposes of this Clause 25.2 (Parallel Debt (Covenant to pay the Security Agent)), the Security Agent:
(i)	is the independent and separate creditor of each Parallel Debt;
(ii)	acts in its own name and not as agent, representative or trustee of the Finance Parties and its claims in respect of each Parallel Debt shall not be held on trust; and
(iii)	shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).
(d)	The Parallel Debt of a Transaction Obligor shall be:
(i)	decreased and/or discharged to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged; and
(ii)	increased to the extent that its Corresponding Debt has increased, and the Corresponding Debt of a Transaction Obligor shall be:
(A)	decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged; and
(B)	increased to the extent that its Parallel Debt has increased, in each case provided that the Parallel Debt of a Transaction Obligor shall never exceed its Corresponding Debt.
(e)	All amounts received or recovered by the Security Agent in connection with this Clause 25.2 (Parallel Debt (Covenant to pay the Security Agent)) to the extent permitted by applicable law, shall be applied in accordance with Clause 28.5 (Application of receipts; partial payments).
(f)	This Clause 25.2 (Parallel Debt (Covenant to pay the Security Agent)) shall apply, with any necessary modifications, to each Finance Document.

25.3	No independent power
The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Finance Documents creating the Transaction Security except through the Security Agent.
25.4	Application of receipts
(a)	Except as expressly stated to the contrary in any Finance Document, any moneys which the Security Agent receives or recovers and which are, or are attributable to, Security Property (for the purposes of this Clause 25 (The Security Agent), the "Recoveries") shall be transferred to the Facility Agent for application in accordance with Clause 28.5 (Application of receipts; partial payments).
(b)	Paragraph (a) above is without prejudice to the rights of the Security Agent, each Receiver and each Delegate:
(i)	under Clause 14.6 (Indemnity to the Security Agent) to be indemnified out of the Charged Property; and
(ii)	under any Finance Document to credit any moneys received or recovered by it to any suspense account.
(c)	Any transfer by the Security Agent to the Facility Agent in accordance with paragraph (a) above shall be a good discharge, to the extent of that payment, by the Security Agent.
(d)	The Security Agent is under no obligation to make the payments to the Facility Agent under paragraph (a) of this Clause 25.4 (Application of receipts) in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.
25.5	Deductions from receipts
(a)	Before transferring any moneys to the Facility Agent under Clause 25.4 (Application of receipts), the Security Agent may, in its discretion:
(i)	deduct any sum then due and payable under this Agreement or any other Finance Documents to the Security Agent or any Receiver or Delegate and retain that sum for itself or, as the case may require, pay it to another person to whom it is then due and payable;
(ii)	set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is required by any applicable law to make from any distribution or payment made by it under this Agreement; and
(iii)	pay all Taxes which may be assessed against it in respect of any of the Security Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).
(b)	For the purposes of sub-paragraph (i) of paragraph (a) above, if the Security Agent has become entitled to require a sum to be paid to it on demand, that sum shall be treated as due and payable, even if no demand has yet been served.
25.6	Prospective liabilities
Following acceleration of any of the Transaction Security, the Security Agent may, in its discretion, or at the request of the Facility Agent, hold any Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) for later payment to the Facility Agent for application in accordance with Clause 28.5 (Application of receipts; partial payments) in respect of:
(a)	any sum to the Security Agent, any Receiver or any Delegate; and
(b)	any part of the Secured Liabilities,
that the Security Agent or, in the case of paragraph (b) only, the Facility Agent, reasonably considers, in each case, might become due or owing at any time in the future.
25.7	Investment of proceeds
Prior to the payment of the proceeds of the Recoveries to the Facility Agent for application in accordance with Clause 28.5 (Application of receipts; partial payments) the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the payment from time to time of those moneys in the Security Agent's discretion in accordance with the provisions of this Clause 25.7 (Investment of proceeds).
25.8	Instructions to Security Agent and exercise of discretion
(a)	Subject to paragraph (d) below, the Security Agent shall act in accordance with any instructions given to it by the Facility Agent (acting on the instructions of the Majority Lenders or all the Lenders (as appropriate)) or, if so instructed by the Facility Agent (acting on the instructions of the Majority Lenders or all the Lenders (as appropriate)), refrain from exercising any right, power, authority or discretion vested in it as Security Agent and shall be entitled to assume that:
(i)	any instructions received by it from the Facility Agent (acting on the instructions of the Majority Lenders or all the Lenders (as appropriate)) are duly given in accordance with the terms of the Finance Documents; and
(ii)	unless it has received actual notice of revocation, that those instructions or directions have not been revoked.
(b)	The Security Agent shall be entitled to request instructions, or clarification of any direction, from the Facility Agent (acting on the instructions of the Majority Lenders or all the Lenders (as appropriate)) as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers, authorities and discretions and the Security Agent may refrain from acting unless and until those instructions or clarification are received by it.
(c)	Any instructions given to the Security Agent by the Facility Agent (acting on the instructions of the Majority Lenders or all the Lenders (as appropriate)) shall override any conflicting instructions given by any other Party.
(d)	Paragraph (a) above shall not apply:
(i)	where a contrary indication appears in this Agreement;
(ii)	where this Agreement requires the Security Agent to act in a specified manner or to take a specified action;
(iii)	in respect of any provision which protects the Security Agent's own position in its personal capacity as opposed to its role of Security Agent for the Secured Parties including, without limitation, the provisions set out in Clauses 25.10 (Security Agent's discretions) to Clause 25.28 (Full freedom to enter into transactions); and
(iv)	in respect of the exercise of the Security Agent's discretion to exercise a right, power or authority under any of Clause 25.5 (Deductions from receipts) and Clause 25.6 (Prospective liabilities).
25.9	Security Agent's Actions
Without prejudice to the provisions of Clause 25.4 (Application of receipts), the Security Agent may (but shall not be obliged to), in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate.
25.10	Security Agent's discretions
(a)	The Security Agent may:
(i)	assume (unless it has received actual notice to the contrary from the Facility Agent) that (i) no Default has occurred and no Transaction Obligor is in breach of or default under its obligations under any of the Finance Documents and (ii) any right, power, authority or discretion vested by any Finance Document in any person has not been exercised;
(ii)	any notice or request made by the Borrower (other than the Utilisation Request or a Selection Notice) is made on behalf of and with the consent and knowledge of all the Transaction Obligors;
(iii)	if it receives any instructions or directions to take any action in relation to the Transaction Security, assume that all applicable conditions under the Finance Documents for taking that action have been satisfied;
(iv)	engage, pay for and rely on the advice or services of any legal advisers, accountants, tax advisers, surveyors or other experts (whether obtained by the Security Agent or by any other Secured Party) whose advice or services may at any time seem necessary, expedient or desirable;
(v)	act in relation to the Finance Documents through its personnel and agents;
(vi)	disclose to any other Party any information it reasonably believes it has received as security agent under this Agreement;
(vii)	rely upon any communication or document believed by it to be genuine and, as to any matters of fact which might reasonably be expected to be within the knowledge of a Secured Party or a Transaction Obligor, upon a certificate signed by or on behalf of that person; and
(viii)	refrain from acting in accordance with the instructions of any Party (including bringing any legal action or proceeding arising out of or in connection with the Finance Documents) until it has received any indemnification and/or security that it may in its discretion require (whether by way of payment in advance or otherwise) for all costs, losses and liabilities which it may incur in so acting.
(b)	Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

25.11	Security Agent's obligations
The Security Agent shall promptly:
(a)	copy to the Facility Agent the contents of any notice or document received by it from any Transaction Obligor under any Finance Document;
(b)	forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party provided that, except where a Finance Document expressly provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party; and
(c)	inform the Facility Agent of the occurrence of any Default or any default by a Debtor in the due performance of or compliance with its obligations under any Finance Document of which the Security Agent has received notice from any other party to this Agreement.
25.12	Excluded obligations
Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Agent shall not:
(a)	be bound to enquire as to (i) whether or not any Default has occurred or (H) the performance, default or any breach by a Transaction Obligor of its obligations under any of the Finance Documents;
(b)	be bound to account to any other Party for any sum or the profit element of any sum received by it for its own account;
(c)	be bound to disclose to any other person (including but not limited to any Secured Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty;
(d)	have or be deemed to have any relationship of trust or agency with, any Transaction Obligor.
25.13	Responsibility for documentation
None of the Security Agent, any Receiver nor any Delegate shall accept responsibility or be liable for:
(a)	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Agent or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;
(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;
(c)	any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Finance Documents, the Security Property or otherwise, whether in accordance with an instruction from the Facility Agent or otherwise unless directly caused by its gross negligence or wilful misconduct;
(d)	the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with any of the Finance Documents, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, the Finance Documents or the Security Property; or
(e)	any shortfall which arises on the enforcement or realisation of the Security Property.
25.14	Exclusion of liability
(a)	Without limiting Clause 25.15 (No proceedings), none of the Security Agent, any Receiver or any Delegate will be liable for any action taken by it or not taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct.
(b)	The Security Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.
(c)	Nothing in this Agreement shall oblige the Security Agent to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.
25.15	No proceedings
No Party (other than the Security Agent, that Receiver or that Delegate) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Security Property and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this Clause subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Rights Act.
25.16	Lenders' indemnity to the Security Agent
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Security Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct) in acting as Security Agent, Receiver or Delegate under the Finance Documents (unless the relevant Security Agent, Receiver or Delegate has been reimbursed by a Transaction Obligor pursuant to a Finance Document).
25.17	Own responsibility
Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:
(a)	the financial condition, status and nature of each Transaction Obligor;
(b)	the legality, validity, effectiveness, adequacy and enforceability of any Finance Document, the Security Property and any other agreement, arrangement or document entered into,

made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;
(c)	whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Security Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;
(d)	the adequacy, accuracy and/or completeness of any information provided by the Security Agent or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and
(e)	the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property, and each Secured Party warrants to the Security Agent that it has not relied on and will not at any time rely on the Security Agent in respect of any of these matters.
25.18	No responsibility to perfect Transaction Security
The Security Agent shall not be liable for any failure to:
(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Transaction Obligor to any of the Charged Property;
(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Finance Documents or the Transaction Security;
(c)	register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Finance Documents or of the Transaction Security;
(d)	take, or to require any of the Transaction Obligors to take, any steps to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or
(e)	require any further assurances in relation to any of the Finance Documents creating the Transaction Security.
25.19	Insurance by Security Agent
(a)	The Security Agent shall not be under any obligation to insure any of the Charged Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents. The Security Agent shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.
(b)	Where the Security Agent is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Facility Agent shall have requested it to do so in writing and the Security Agent shall have failed to do so within 14 days after receipt of that request.
25.20	Custodians and nominees
The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.
25.21	Acceptance of title
The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any of the Transaction Obligors may have to any of the Charged Property and shall not be liable for or bound to require any Transaction Obligor to remedy any defect in its right or title.
25.22	Refrain from illegality
Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Agent may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction and the Security Agent may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.
25.23	Business with the Transaction Obligors
The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any Transaction Obligor.
25.24	Winding up of trust
If the Security Agent, with the approval of the Facility Agent determines that (a) all of the Secured liabilities and all other obligations secured by the Finance Documents creating the Transaction Security have been fully and finally discharged and (b) none of the Secured Parties is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Transaction Obligor pursuant to the Finance Documents:
(a)	the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Finance Documents creating the Transaction Security; and
(b)	any Retiring Security Agent shall release, without recourse or warranty, all of its rights under each of the Finance Documents creating the Transaction Security.
25.25	Powers supplemental
The rights, powers and discretions conferred upon the Security Agent by this Agreement shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by general law or otherwise.

25.26	Trustee division separate
(a)	In acting as trustee for the Secured Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any of its other divisions or departments.
(b)	If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.
25.27	Disapplication
In addition to its rights under or by virtue of this Agreement and the other Finance Documents, the Security Agent shall have all the rights conferred on a trustee by the Trustee Act 1925, the Trustee Delegation Act 1999, the Trustee Act 2000 and by general law or otherwise, provided that:
(a)	section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement and the other Finance Documents; and
(b)	where there are any inconsistencies between (i) the Trustee Acts 1925 and 2000 and (H) the provisions of this Agreement and any other Finance Document, the provisions of this Agreement and any other Finance Document shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, such provisions shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000.
25.28	Full freedom to enter into transactions
Notwithstanding any rule of law or equity to the contrary, the Security Agent shall be absolutely entitled:
(a)	to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);
(b)	to deal in and enter into and arrange transactions relating to:
(i)	any securities issued or to be issued by any Transaction Obligor or any other person; Or
(ii)	any options or other derivatives in connection with such securities; and
(c)	to provide advice or other services to the Borrower or any person who is a party to, or referred to in, a Finance Document, and, in particular, each Servicing Party shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

25.29	Resignation of the Security Agent
(a)	The Security Agent may resign and appoint one of its affiliates as successor by giving notice to the Borrower and each Finance Party.
(b)	Alternatively the Security Agent may resign by giving notice to the other Parties in which case the Majority Lenders may appoint a successor Security Agent.
(c)	If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 30 days after the notice of resignation was given, the Security Agent (after consultation with the Facility Agent) may appoint a successor Security Agent.
(d)	The retiring Security Agent (the "Retiring Security Agent") shall, at its own cost, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents.
(e)	The Security Agent's resignation notice shall only take effect upon (i) the appointment of a successor and (ii) the transfer, by way of a document expressed as a deed, of all of the Security Property to that successor.
(f)	Upon the appointment of a successor, the Retiring Security Agent shall be discharged, by way of a document executed as a deed, from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 25.24 (Winding up of trust) and under paragraph (d) above) but shall, in respect of any act or omission by it whilst it was the Security Agent, remain entitled to the benefit of Clause 25 (The Security Agent), Clause 14.6 (Indemnity to the Security Agent), Clause 25.16 (Lenders' indemnity to the Security Agent) and any other provisions of a Finance Document which are expressed to limit or exclude its liability in acting as Security Agent. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.
(g)	The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Borrower.
(h)	The consent of the Borrower (or any other Transaction Obligor) is not required for an assignment or transfer of rights and/or obligations by the Security Agent.
25.30	Delegation
(a)	Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents.
(b)	That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub delegate.
25.31	Additional Security Agents
(a)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)	if it considers that appointment to be in the interests of the Secured Parties; or
(ii)	for the purposes of conforming to any legal requirements, restrictions or conditions which the Security Agent deems to be relevant; or
(iii)	for obtaining or enforcing any judgment in any jurisdiction, and the Security Agent shall give prior notice to the Borrower and the Facility Agent of that appointment.
(b)	Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Security Agent by this Agreement) and the duties and obligations that are conferred or imposed by the instrument of appointment.
(c)	The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.
26.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES
No provision of this Agreement will:
(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;
(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or
(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.
27.	SHARING AMONG THE FINANCE PARTIES
27.1	Payments to Finance Parties
If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from a Transaction Obligor other than in accordance with Clause 28 (Payment Mechanics) (a "Recovered Amount") and applies that amount to a payment due to it under the Finance Documents then:
(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Facility Agent;
(b)	the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 28 (Payment Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and
(c)	the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 28.5 (Application of receipts; partial payments).

27.2	Redistribution of payments
The Facility Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it among the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with Clause 28.5 (Application of receipts; partial payments) towards the obligations of the Borrower to the Sharing Finance Parties.
27.3	Recovering Finance Party 's rights
On a distribution by the Facility Agent under Clause 27.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from a Transaction Obligor, as between the relevant Transaction Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Transaction Obligor.
27.4	Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:
(a)	each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the "Redistributed Amount"); and
(b)	as between the relevant Transaction Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Transaction Obligor.
27.5	Exceptions
(a)	This Clause 27 (Sharing among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Transaction Obligor.
(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:
(i)	it notified that other Finance Party of the legal or arbitration proceedings; and
(ii)	that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 10
ADMINISTRATION
28.	PAYMENT MECHANICS
28.1	Payments to the Facility Agent
(a)	On each date on which the Borrower or a Lender is required to make a payment under a Finance Document, the Borrower or Lender shall make an amount equal to such payment available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.
(b)	Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Facility Agent, in each case, specifies.
28.2	Distributions by the Facility Agent
Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 28.3 (Distributions to) and Clause 28.4 (Clawback) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency or, in the case of the Loan, to such account of such person as may be specified by the Borrower in the Utilisation Request.
28.3	Distributions to the Borrower
The Facility Agent may (with the consent of the Transaction Obligor or in accordance with Clause 29 (Set-Off)) apply any amount received by it for that Transaction Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Transaction Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.
28.4	Clawback
(a)	Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.
(b)	If the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.
28.5	Application of receipts; partial payments
(a)	Subject to paragraph (b) below and except as any Finance Document may otherwise provide, any payment that is received or recovered by any Finance Party under, in connection with, or pursuant to any Finance Document shall be paid to the Facility Agent which shall apply the same in the following order:

(i)	first, in or towards payment of any amounts then due and payable under any of the Finance Documents;
(ii)	secondly, after the occurrence of a Default that has not be remedied or is not capable of being remedied, in retention by the Security Agent of an amount equal to any amount not then payable under any Finance Document but which the Facility Agent, by notice to the Borrower and the other Finance Parties, states in its opinion will or may become payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them. If at any time the Loan, any accrued interest and all other amounts due and payable pursuant to this Agreement and the other Finance Documents have been duly paid and the Security Agent has previously retained any amounts pursuant to this sub-paragraph (a)(ii) of Clause 28.5 (Application of receipts; partial payments), the said amounts shall be released to the Borrower; and
(iii)	thirdly, any surplus shall be paid to the Borrower,
(b)	If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:
(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of, and any other amounts owing to, the Facility Agent, the Security Agent, any Receiver and any Delegate under the Finance Documents;
(ii)	secondly, in or towards payment any accrued interest and fees due but unpaid to the Lenders under this Agreement; and
(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid to the Lenders under this Agreement; and
(iv)	fourthly, in or towards payment pro rata of any other sum due to any Finance Party but unpaid under the Finance Documents.
(c)	The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in subparagraphs (ii) to (iv) of paragraph (b) above.
(d)	Paragraphs (a), (b) and (c) above will override any appropriation made by the Borrower.
28.6	28.6 No set-off by Borrower
All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.
28.7	Business Days
(a)	Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).
(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.
28.8	Currency of account

(a)	Subject to paragraphs (b) and (c) below, dollars is the currency of account and payment for any sum due from a Transaction Obligor under any Finance Document.
(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.
(c)	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.
28.9	Change of currency
(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:
(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrower); and
(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).
(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.
28.10	Currency Conversion
(a)	For the purpose of, or pending any payment to be made by any Servicing Party under any Finance Document, such Servicing Party may convert any moneys received or recovered by it from one currency to another, at a market rate of exchange.
(b)	The obligations of any Transaction Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.
28.11	Disruption to Payment Systems etc.
If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Borrower that a Disruption Event has occurred:
(a)	the Facility Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Facility Agent may deem necessary in the circumstances;
(b)	the Facility Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;
(c)	the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)	any such changes agreed upon by the Facility Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 36 (Amendments and Waivers);
(e)	the Facility Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 28.11 (Disruption to Payment Systems etc.); and
(f)	the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.
29.	SET-OFF
A Finance Party may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.
30.	NOTICES
30.1	Communications in writing
Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.
30.2	Addresses
The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents are:
(a)	in the case of the Borrower, that specified in Schedule 1 (The Parties);
(b)	in the case of each Lender or the Borrower, that specified in Schedule 1 (The Parties) or, if it becomes a Party after the date of this Agreement, that notified in writing to the Facility Agent on or before the date on which it becomes a Party;
(c)	in the case of the Facility Agent, that specified in Schedule 1 (The Parties); and
(d)	in the case of the Security Agent, that specified in Schedule 1 (The Parties), or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days' notice.
30.3	Delivery
(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:
(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 30.2 (Addresses), if addressed to that department or officer.
(b)	Any communication or document to be made or delivered to a Servicing Party will be effective only when actually received by that Servicing Party and then only if it is expressly marked for the attention of the department or officer of that Servicing Party specified in Schedule 1 (The Parties) (or any substitute department or officer as that Servicing Party shall specify for this purpose).
(c)	All notices from or the Borrower shall be sent through the Facility Agent unless otherwise specified in any Finance Document.
(d)	Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Transaction Obligors.
(e)	Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.
30.4	Notification of address and fax number
Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 30.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.
30.5	Electronic communication
(a)	Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means, to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties:
(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and
(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice.
(b)	Any electronic communication made between those two Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Facility Agent only if it is addressed in such a manner as the Facility Agent shall specify for this purpose.
(c)	Any electronic communication which becomes effective, in accordance with paragraph (b) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.
30.6	English language
(a)	Any notice given under or in connection with any Finance Document must be in English.
(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or
(ii)	if not in English, and if so required by the Facility Agent, accompanied by a certified English translation prepared by a translator approved by the Facility Agent and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.
31.	CALCULATIONS AND CERTIFICATES
31.1	Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima fade evidence of the matters to which they relate.
31.2	Certificates and determinations
Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.
31.3	Day count convention
Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.
32.	PARTIAL INVALIDITY
If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.
33.	REMEDIES AND WAIVERS
No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any of the Finance Documents on the part of a Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.
34.	SETTLEMENT OR DISCHARGE CONDITIONAL
Any settlement or discharge under any Finance Document between any Finance Party and the Borrower shall be conditional upon no security or payment to any Finance Party by the Borrower or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.
35.	IRREVOCABLE PAYMENT
If the Facility Agent considers that an amount paid or discharged by, or on behalf of, the Borrower or by any other person in purported payment or discharge of an obligation of the

Borrower to a Finance Party under the Finance Documents is capable of being avoided or otherwise set aside on the liquidation or administration of the Borrower or otherwise, then that amount shall not be considered to have been unconditionally and irrevocably paid or discharged for the purposes of the Finance Documents.
36.	AMENDMENTS AND WAIVERS
36.1	Required consents
(a)	Subject to Clause 36.2 (All Lender matters) and Clause 36.3 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and, in the case of an amendment, the Borrower and any such amendment or waiver will be binding on all Parties.
(b)	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 36 (Amendments and Waivers).
(c)	Without prejudice to the generality of Clause 24.7 (Rights and discretions of the Facility Agent) and Clause 25.10 (Security Agent's discretions), the Facility Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.
36.2	All Lender matters
(a)	An amendment of or waiver or consent in relation to any term of any Finance Document that has the effect of changing or which relates to:
(i)	the definition of "Majority Lenders" in Clause 1.1 (Definitions);
(ii)	a postponement to or extension of the date of payment of any amount under the Finance Documents (other than in relation to Clause 7.3 (Voluntary prepayment of Loan) in respect of a prepayment made pursuant to Clause 20.2 (Requirement for additional documents);
(iii)	a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;
(iv)	a change in currency of payment of any amount under the Finance Documents;
(v)	an increase in any Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments rateably under the Facility;
(vi)	a change to the Borrower;
(vii)	any provision which expressly requires the consent of all the Lenders;
(viii)	this Clause 36 (Amendments and Waivers);
(ix)	any change to Clause 3.1 (Purpose), Clause 2 (The Facility), Clause 3 (Purpose), Clause 5 (Utilisation), Clause 8 (Interest), Clause 19.17 (Sanctions and compliance with laws), Clause 19.19 (German Resident Finance Party), Clause 22 (Changes to the Lenders), Clause 39 (Governing Law) or Clause 40 (Enforcement);
(x)	any release of, or material variation to, any Transaction Security, guarantee, indemnity or subordination arrangement set out in a Finance Document (except in the case of a release of Transaction Security as it relates to the disposal of an asset which is the subject of the Transaction Security and where such disposal is expressly permitted by the Majority Lenders or otherwise under a Finance Document);
(xi)	(other than as expressly permitted by the provisions of any Finance Document), the nature or scope of:
(A)	the Charged Property; or
(B)	the manner in which the proceeds of enforcement of the Transaction Security are distributed,
(except, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document); or
(xii)	the release of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document, shall not be made, or given, without the prior consent of all the Lenders Provided that in the case of sub-paragraph (ix) of paragraph (a) of Clause 36.2 (All Lender matters) in connection with any amendment, waiver, determination or direction relating to Clause 17.25 (Sanctions) and Clause 19.17 (Sanctions and Compliance with Laws) of which a Lender does not have a benefit in accordance with Clause 19.19 (German Resident Finance Party), the participation in any Contribution or Commitment of that Lender will be excluded for the purpose of determining whether the consent of all Lenders has been obtained or whether the determination or direction by all Lenders has been made.
36.3	Other exceptions
(a)	An amendment or waiver which relates to the rights or obligations of a Servicing Party or the Arranger (each in their capacity as such) may not be effected without the consent of that Servicing Party or, as the case may be, the Arranger.
(b)	The Borrower and the Facility Agent, the Arranger or the Security Agent, as applicable, may amend or waive a term of a Fee Letter to which they are party.
37.	CONFIDENTIALITY
37.1	Confidential Information
Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 37.2 (Disclosure of Confidential Information) and Clause 37.3 (Disclosure to numbering service providers) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.
37.2	Disclosure of Confidential Information
Any Finance Party may disclose:
(a)	to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;
(b)	to any person:
(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Facility Agent or Security Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers;
(ii)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Transaction Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;
(iii)	appointed by any Finance Party or by a person to whom sub-paragraphs (i) or (ii) of paragraph (b) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 24.14 (Relationship with the Lenders));
(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in sub-paragraph (i) or (ii) of paragraph (b) above;
(v)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;
(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes;
(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 22.8 (Security over Lenders' rights);
(viii)	who is a Party, a Transaction Obligor or any related entity of the Borrower;
(ix)	as a result of the registration of any Finance Document as contemplated by any Finance Document or any legal opinion obtained in connection with any Finance Document; or
(x)	with the consent of the Borrower;
in each case, such Confidential Information as that Finance Party shall consider appropriate if:
(A)	in relation to sub-paragraphs (i), (ii) and (iii) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)	in relation to sub-paragraph (iv) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;
(C)	in relation to sub-paragraphs (v), (vi) and (vii) of paragraph (b) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;
(c)	to any person appointed by that Finance Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered in to a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party;
(d)	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Transaction Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.
37.3	Disclosure to numbering service providers
(a)	Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Transaction Obligors the following information:
(i)	names of Transaction Obligors;
(ii)	country of domicile of Transaction Obligors;
(iii)	place of incorporation of Transaction Obligors;
(iv)	date of this Agreement;
(v)	the names of the Facility Agent and the Arranger;
(vi)	date of each amendment and restatement of this Agreement;
(vii)	amount of Total Commitments;
(viii)	currency of the Facility;
(ix)	type of Facility;
(x)	ranking of Facility;

(xi)	Maturity Date for Facility;
(xii)	changes to any of the information previously supplied pursuant to sub-paragraphs (i) to (xi) above; and
(xiii)	such other information agreed between such Finance Party and the Borrower, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.
(b)	The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Transaction Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.
(c)	The Borrower represents that none of the information set out in sub-paragraphs (i) to (xiii) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.
(d)	The Facility Agent shall notify the relevant Transaction Obligor and the other Finance Parties of:
(i)	the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement, the Facility and/or one or more Transaction Obligors; and
(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Transaction Obligors by such numbering service provider.
37.4	Entire agreement
This Clause 37 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.
37.5	Inside information
Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.
37.6	Notification of disclosure
Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:
(a)	of the circumstances of any disclosure of Confidential Information made pursuant to subparagraph (v) of paragraph (b) of Clause 37.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and
(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 37 (Confidentiality).

37.7	Continuing obligations
The obligations in this 37 (Confidentiality) are continuing and, in particular, shall survive and remain binding on each Finance Party for period of 12 months from the earlier of:
(a)	the date on which all amounts payable by the Borrower under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and
(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.
38.	COUNTERPARTS
Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 11
GOVERNING LAW AND ENFORCEMENT
39.	GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
40.	ENFORCEMENT
40.1	Jurisdiction
(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").
(b)	The Borrower accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly the Borrower will not argue to the contrary.
(c)	This Clause 40.1 (Jurisdiction) is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction (other than in the case of the proceedings referred to in subparagraph (d) of Clause 2.2 (Finance Parties' rights and obligations)). To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.
40.2	Service of process
(a)	Without prejudice to any other mode of service allowed under any relevant law, the Borrower:
(i)	irrevocably appoints Ince Process Agents Ltd as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and
(ii)	agrees that failure by a process agent to notify the Borrower of the process will not invalidate the proceedings concerned.
(b)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower must immediately (and in any event within 5 days of such event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.
This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

 THE PARTIES
Part A
THE BORROWER

Name of Borrower	Place of Incorporation	Address for Communication

Dryships Inc.	Trust Company Complex Ajeltake Road Ajeltake Island MH96960 Majuro Marshall Islands	Athens Shipping Office 109 Kifisias Avenue and Sina Street 151 24 Marousi Athens Greece

Part B
THE ORIGINAL LENDERS

Name of Original Lender Commitment	Address for Communication

ABN AMRO Bank	PAC GL 1610 Coolsingel 93 3012 AE Rotterdam The Netherlands

Part C
THE SERVICING PARTIES

Name of Facility Agent	Address for Communication

ABN AMRO Bank N.V.	ABN AMRO Bank N.V. PAC HQ 8042 Gustav Mahlerlaan 10 1082 PP Amsterdam The Netherlands

Name of Security Agent	Address for Communication

ABN AMRO Bank N.V.	ABN AMRO Bank N.V. PAC HQ 8042 Gustav Mahlerlaan 10 1082 PP Amsterdam The Netherlands

SCHEDULE 2
CONDITIONS PRECEDENT
Part A
CONDITIONS PRECEDENT TO EXECUTION OF THE FACILITY AGREEMENT

1.	Transaction Obligors
1.1	A copy of the constitutional documents of each Transaction Obligor (save for the Counterparty).
1.2	A copy of a resolution of the board of directors of each Transaction Obligor (save for the Counterparty):
(a)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;
(b)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and
(c)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, the Utilisation Request and each Selection Notice) to be signed and/or despatched by it under, or in connection with, the Finance Documents to which it is a party.
1.3	An original of the power of attorney of any Transaction Obligor (save for the Counterparty) authorising a specified person or persons to execute the Finance Documents to which it is a party.
1.4	A specimen of the signature of each person executing a Finance Document (and, if required by the Facility Agent, each person authorised by the resolution referred to in paragraph 1.2 above.)
1.5	A certificate of the Borrower (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on the Borrower to be exceeded.
1.6	A certificate of each Transaction Obligor (save for the Counterparty) that is incorporated outside the UK (signed by a director) certifying either that (i) it has not delivered particulars of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or (ii) it has a UK Establishment and specifying the name and registered number under which it is registered with the Registrar of Companies.
1.7	A certificate of an authorised signatory of the relevant Transaction Obligor certifying that each copy document relating to it specified in this Part A of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.
2.	Other documents and evidence
2.1	Evidence that any process agent referred to in Clause 40.2 (Service of process), has accepted its appointment.
2.2	A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document, or for the validity and enforceability of any Transaction Document.
2.3	Evidence acceptable to the Agent that the Broker has received the originals of any mandates or other documents required by it in connection with the opening or operation of the Securities Account and that the Securities Account has been opened.
2.4	Such evidence as the Facility Agent may require for the Finance Parties to be able to satisfy each of their "know your customer" or "client acceptance" or similar identification procedures (including, but not limited to specimen signatures of all directors and other officers of each Transaction Obligor) in relation to the transactions contemplated by the Finance Documents.

Part B
CONDITIONS PRECEDENT TO UTILISATION
1.	Borrower
A certificate of an authorised signatory of the Borrower certifying that each copy document which it is required to provide under this Part B of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at the Utilisation Date.
2.	Other security
2.1	A duly executed original of each of the Securities Account Pledge, the Control Agreement, the Counterparty Undertaking, Ocean Rig Facility Agreement, the Ocean Rig Undertaking (and each document to be delivered by each of them).
2.2	Documentary evidence acceptable to the Facility Agent that:
(a)	the Initial Ocean Rig Shares have been irrevocably credited to the Securities Account free of any Security other than in favour of the Security Agent;
(b)	the offer and sale by the Security Agent of the Initial Ocean Rig Shares have been registered with SEC, and the relevant Registration Statement relating thereto remains effective;
(c)	a UCC financing statement in respect of the Securities Account Pledge has been duly filed; and
(d)	such documentary evidence as the Facility Agent and its legal advisors may require in relation to the authorisation and execution of the Control Agreement by the Broker.
Each of the copy documents delivered under this Schedule 2 (Conditions Precedent) shall be certified as a true and up to date copy by a director or the secretary (or equivalent officer) or legal counsel of the Borrower.
3.	Other documents and evidence
3.1	Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the Utilisation Date.
3.2	Evidence satisfactory to the Lenders that (a) all amounts outstanding under the Convertible Bond have been, or will within 2 Business Days following the Utilisation Date (but in any event no later than 1 December 2014) be repaid in full in a manner, form and substance in all respects acceptable to the sole discretion of the Facility Agent (always acting on the instructions of the Lenders), (b) the proceeds which will be used to fully refinance the Convertible Bond shall satisfy the requirements set out in paragraph (b) of Clause 19.11 (Non-Permitted Financial Indebtedness and terms of refinancing of Existing Indebtedness) of this Agreement and (c) the Borrower is or, as the case may be, shall on or before the date on which all amounts outstanding under the Convertible Bond are repaid (being a date falling no later than 1 December 2014) be released from all its obligations and liabilities under the Convertible Bond.
3.3	Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the Utilisation Date.

3.4	Evidence satisfactory to the Facility Agent showing that all fees payable to the Broker in respect of the Securities Account until the first anniversary from the date of this Agreement have been paid.
4.	Legal opinions
4.1	A legal opinion of Watson, Farley & Williams, legal advisers to the Arranger, the Facility Agent and the Security Agent in England, substantially in the form distributed to the Original Lenders before signing this Agreement.
4.2	A legal opinion of Watson, Farley & Williams, legal advisers to the Arranger, the Facility Agent and the Security Agent in New York, substantially in the form distributed to the Original Lenders before signing this Agreement.
4.3	If a Transaction Obligor is incorporated in a jurisdiction other than England and Wales or New York, a legal opinion of the legal advisers to the Arranger, the Facility Agent and the Security Agent in the relevant jurisdiction, substantially in the form distributed to the Original Lenders before signing this Agreement.

SCHEDULE 3
REQUESTS
Part A
UTILISATION REQUEST
From:	Dryships Inc.

To:	ABN AMRO Bank N.V. Agency Syndicated Loans PAC HQ 8042 Gustav Mahlerlaan 10 1082 PP Amsterdam The Netherlands

Dated: [•] 2014

Dear Sirs
Dryships Inc. — Facility Agreement dated 14 November 2014 (the "Agreement")
1	We refer to the Agreement. This is the Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.
2	We wish to borrow the Loan on the following terms:
Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the next Business Day)

Amount:	[•] or, if less, the Available Facility

Interest Period:	[•]
3	We confirm that each condition specified in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.
4	The proceeds of the Loan should be credited to [account].
5	This Utilisation Request is irrevocable.
Yours faithfully
[•]
authorised signatory for
Dryships Inc.

Part B
SELECTION NOTICE

From:	Dryships Inc.

To:	ABN AMRO Bank N.V. Agency Syndicated Loans PAC HQ 8042 Gustav Mahlerlaan 10 1082 PP Amsterdam The Netherlands
Dated: [•] 2014
Dear Sirs
Dryships Inc. - Facility Agreement dated 14 November 2014 (the "Agreement")
1	We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.
2	We request that, subject to paragraph (f) of Clause 9.1 (Selection of Interest Periods) of the Agreement, the next Interest Period for the Loan be [•].
3	This Selection Notice is irrevocable.
Yours faithfully
[•]
authorised signatory for
Dryships Inc.

SCHEDULE 4
FORM OF TRANSFER CERTIFICATE

To:	ABN AMRO Bank N.V. as Facility Agent

From:	[The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")

Dated: [•] 20[•]

Dear Sirs
Dryships Inc. — [IN Facility Agreement dated 14 November 2014 (the "Agreement")
1	We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.
2	We refer to Clause 22.5 (Procedure for transfer) of the Agreement:
(a)	The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all of the Existing Lender's rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment and participation in the Loan under the Agreement as specified in the Schedule in accordance with Clause 22.5 (Procedure for transfer) of the Agreement.
(b)	The proposed Transfer Date is [0].
(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 30.2 (Addresses) of the Agreement are set out in the Schedule.
3	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 22.4 (Limitation of responsibility of Existing Lenders) of the Agreement.
4	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.
5	This Transfer Certificate [and any non-contractual obligations arising out of or in connection with it] [is/are] is governed by English law.
6	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.
Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE
Commitment/rights and obligations to be transferred
[insert relevant details]
[Facility Office address, fax number and attention details
for notices and account details for payments.]

[Existing Lender]	[New Lender]
By: [•]	By: [•]
This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [•].
[Facility Agent]
By: [•]

SCHEDULE 5
FORM OF ASSIGNMENT AGREEMENT

To:	ABN AMRO Bank N.V. as Facility Agent and Dryships Inc. as Borrower

From:	[The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")

Dated: [•] 2014
Dear Sirs
Dryships Inc. - [•] Facility Agreement dated [•] November 2014 (the "Agreement")
1	We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.
2	We refer to Clause 22.6 (Procedure for assignment):
(a)	The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender's Commitment and participations in the Loan under the Agreement as specified in the Schedule.
(b)	The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitments and participations in the Loan under the Agreement specified in the Schedule.
(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.
3	The proposed Transfer Date is [•].
4	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.
5	The Facility Office and address, fax, number and attention details for notices of the New Lender for the purposes of Clause 30.2 (Addresses) are set out in the Schedule.
6	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 22.4 (Limitation of responsibility of Existing Lenders).
7	This Assignment Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 22.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), to the Borrower of the assignment referred to in this Assignment Agreement.
8	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.
9	This Assignment Agreement [and any non-contractual obligations arising out of or in connection with it] [is/are] governed by English law.

10	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.
Note: The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE
Commitment rights and obligations to be transferred by assignment, release and accession
[Insert relevant details]
[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]
By: [•]	By: [•]
This Assignment Agreement is accepted by the Facility Agent and the Transfer Date is confirmed as [•].
Signature of this Assignment Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to herein, which notice the Facility Agent receives on behalf of each Finance Party.
[Facility Agent]
By:

SCHEDULE 6
TIMETABLES

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of the Utilisation Request)) or a Selection Notice (Clause 9.1 (Selection of Interest Periods))	Four Business Days before the intended Utilisation Date (Clause 5.1 (Delivery of the Utilisation Request)) or the expiry of the preceding Interest Period (Clause 9.1 (Selection of Interest Periods))

Facility Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders' participation)	Four Business Days before the Utilisation Date.

LIBOR is fixed	Quotation Day as of 11:00 am London time

EXECUTION PAGES

BORROWER

SIGNED by Dimitrios Glynos	)
duly authorised	)
for and on behalf of	)	/s/ Dimitrios Glynos
DRYSHIPS INC.	)
in the presence of:	)

Witness' signature: /s/ Eugenia Th. Voulika	)
Witnesss' name: Eugenia Th. Voulika	)
Witness' address:	Attorney-at-Law 52, Ag Konstantinou Street – 151 24 Marousi Athens Greence Tel.: +30 210 6140580 – Fax +30 210 6140267)

ORIGINAL LENDERS

SIGNED by Vassiliki Georgopoulos		)
duly authorised		)	/s/ Vassiliki Georgopoulos
for and on behalf of		)
ABN AMRO BANK N.V.		)
in the presence of:		)

Witness' signature: /s/ Marinos Papadoupoulos		)
Witnesss' name: Marinos Papadoupoulos		)
Witness' address:	Attorney-at-Law Watson, Farley & Williams 348 Syngrou Avenue 176 74 Kallithea Athens, Greece	)

ARRANGER

SIGNED by Vassiliki Georgopoulos		)
duly authorised		)	/s/ Vassiliki Georgopoulos
for and on behalf of		)
ABN AMRO BANK N.V.		)
in the presence of:		)

Witness' signature: /s/ Marinos Papadoupoulos		)
Witnesss' name: Marinos Papadoupoulos		)
Witness' address:	Attorney-at-Law Watson, Farley & Williams 348 Syngrou Avenue 176 74 Kallithea Athens, Greece	)

FACILITY AGENT

SIGNED by Vassiliki Georgopoulos		)
duly authorised		)	/s/ Vassiliki Georgopoulos
for and on behalf of		)
ABN AMRO BANK N.V.		)
in the presence of:		)

Witness' signature: /s/ Marinos Papadoupoulos		)
Witnesss' name: Marinos Papadoupoulos		)
Witness' address:	Attorney-at-Law Watson, Farley & Williams 348 Syngrou Avenue 176 74 Kallithea Athens, Greece	)

SECURITY AGENT

SIGNED by Vassiliki Georgopoulos		)
duly authorised		)	/s/ Vassiliki Georgopoulos
for and on behalf of		)
ABN AMRO BANK N.V.		)
in the presence of:		)

Witness' signature: /s/ Marinos Papadoupoulos		)
Witnesss' name: Marinos Papadoupoulos		)
Witness' address:	Attorney-at-Law Watson, Farley & Williams 348 Syngrou Avenue 176 74 Kallithea Athens, Greece	)